Registration No. 333-______

      As filed with the Securities and Exchange Commission on May 16, 1997

               ==================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                            -----------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            -----------------------

                         CRESTAR FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

         Virginia                            6711                 54-0722175
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)

                            CRESTAR CAPITAL TRUST I
             (Exact name of registrant as specified in its charter)

         Delaware                          6719                  54-1829502
(State or other jurisdiction of (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)   Classification Code Number) Identification No.)

                              919 East Main Street
                                 P.O. Box 26665
                         Richmond, Virginia  23261-6665
                                 (804) 782-5000
                  (Address, including zip code, and telephone
                  number, including area code, of registrant's
                          principal executive offices)

                               JOHN C. CLARK, III
              Corporate Senior Vice President and General Counsel
                         Crestar Financial Corporation
                              919 East Main Street
                                 P.O. Box 26665
                         Richmond, Virginia  23261-6665
                                 (804) 782-7445
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy To:

                              LATHAN M. EWERS, JR.
                               Hunton & Williams
                              951 East Byrd Street
                         Richmond, Virginia  23219-4074
                                 (804) 788-8269

APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC:

   As soon as practicable after the Registration Statement becomes effective.

         If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.


                                CALCULATION OF REGISTRATION FEE
===========================================================================================================
  TITLE OF EACH CLASS OF         AMOUNT         PROPOSED MAXIMUM       PROPOSED MAXIMUM         AMOUNT OF
SECURITIES TO BE REGISTERED   TO BE REGISTERED  OFFERING PRICE PER  AGGREGATE OFFERING PRICE   REGISTRATION
                                                     UNIT (1)            PER UNIT (1)           FEE (2)
-----------------------------------------------------------------------------------------------------------
8.16% Capital Securities of   $200,000,000            100%                 $200,000,000          $60,606
Crestar Capital Trust I

8.16% Junior Subordinated
Deferrable Interest
Debentures Due December 15,
2026, of Crestar Financial
Corporation(2)

Crestar Financial Corporation
Guarantee with respect to
8.16% Capital Securities of
Crestar Capital Trust I (3)


TOTAL                         $200,000,000            100%                 $200,000,000
===========================================================================================================


(1)   Estimate solely for the purpose of computing the registration fee.

(2) No separate consideration will be received for the 8.16% Junior Subordinated Deferrable Interest Debentures of Crestar Financial Corporation (the "Junior Subordinated Debentures") distributed upon any liquidation of Crestar Capital Trust I.

(3) No separate consideration will be received for the Crestar Financial Corporation Guarantee.

(4) Such amount represents the liquidation amount of the Crestar Capital Trust I 8.16% Capital Securities to be exchanged hereunder and the principal amount of Junior Subordinated Debentures that may be distributed to holders of such Capital Securities upon any liquidation of Crestar Capital Trust I.

                             ----------------------

         The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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                             CROSS-REFERENCE SHEET


ITEM OF FORM S-4                                               LOCATION IN PROSPECTUS
----------------                                               ----------------------
1.        Forepart of Registration Statement and               Facing Page; Cross Reference Sheet; Outside Front
          Outside Front Cover Page of                          Cover Page of Prospectus
          Prospectus

2.        Inside Front and Outside Back Cover                  Inside Front Cover Page of Prospectus; Table of
          Pages of Prospectus                                  Contents; Available Information; Incorporation of
                                                               Certain Information by Reference

3.        Risk Factors, Ratio of Earnings to                   Summary; Comparative Per Share Data
          Fixed Charges and Other Information

4.        Terms of the Transaction                             Summary; The Holding Company Merger;
                                                               Comparative Rights of Shareholders; Annex I;
                                                               Annex II; Annex III

5.        ProForma Financial Information                       Pro Forma Condensed Financial Information

6.        Material Contracts with the Company                  Not Applicable
          Being Acquired

7.        Additional Information Required for                  Not Applicable
          Reoffering by Persons and Parties
          Deemed to be Underwriters

8.        Interests of Named Experts and Counsel               Legal Opinions

9.        Disclosure of Commission's Position on               Not Applicable
          Indemnification for Securities Act
          Liabilities

10.       Information with Respect to S-3                      Available Information; Incorporation of Certain
          Registrants                                          Information by Reference; Summary

11.       Incorporation of Certain Information by              Incorporation of Certain Information by Reference
          Reference

12.       Information with Respect to S-2 or S-3               Not Applicable
          Registrants

13.       Incorporation of Certain Information by              Not Applicable
          Reference

14.       Information with Respect to Registrants              Not Applicable
          Other than S-2 or S-3 Registrants

15.       Information with Respect to S-3                      Available Information; Incorporation of Certain
          Companies                                            Information by Reference; Summary; Supervision
                                                               and Regulation; Business of Citizens; Price Range of
                                                               Citizens Common Stock and Dividend Policy;
                                                               Experts






16.       Information with Respect to S-2 or S-3               Not Applicable
          Companies

17.       Information with Respect to Companies                Not Applicable
          other than S-2 or S-3 Companies

18.       Information if Proxies, Consents or                  Incorporation of Certain Information By Reference;
          Authorizations are to be Solicited                   Summary -- Shareholder Meetings; The Holding
                                                               Company Merger; Summary -- No Dissenters'
                                                               Rights

19.       Information if Proxies, Consents or                  Not Applicable
          Authorizations are not to be Solicited,
          or in an Exchange Offer


INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NO MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED MAY 16, 1997

PROSPECTUS

                            CRESTAR CAPITAL TRUST I
                             OFFER TO EXCHANGE ITS
                            8.16% CAPITAL SECURITIES
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                       FOR ANY AND ALL OF ITS OUTSTANDING
                            8.16% CAPITAL SECURITIES
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
              UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY
                         CRESTAR FINANCIAL CORPORATION

       THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
          NEW YORK CITY TIME, ON ____________, 1997, UNLESS EXTENDED.


         Crestar Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to $200,000,000 aggregate Liquidation Amount of its 8.16% Capital Securities (the "Exchange Capital Securities") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for a like Liquidation Amount of its outstanding 8.16% Capital Securities (the "Old Capital Securities"), of which $200,000,000 aggregate Liquidation Amount is outstanding. Pursuant to the Exchange Offer, Crestar Financial Corporation, a Virginia corporation (the "Company"), is also offering to exchange (i) its guarantee of payments of cash distributions and payments on liquidation of the Trust or redemption of the Old Capital Securities (the "Old Guarantee") for a like guarantee in respect of the Exchange Capital Securities (the "Guarantee") and (ii) all of its 8.16% Junior Subordinated Deferrable Interest Debentures due December 15, 2026 (the "Old Junior Subordinated Debentures") for a like aggregate principal amount of its 8.16% Junior Subordinated Deferrable Interest Debentures due December 15, 2026 (the "Exchange Debentures"), which Guarantee and Exchange Debentures also have been registered under the Securities Act. The Old Capital Securities, the Old Guarantee and the Old Junior Subordinated Debentures are collectively referred to herein as the "Old Securities" and the Exchange Capital Securities, the Guarantee and the Exchange Debentures are collectively referred to herein as the "Exchange Securities."

         The terms of the Exchange Securities are identical in all material respects to the respective terms of the Old Securities, except that (i) the Exchange Securities have been registered under the Securities Act and therefore generally will not be subject to certain restrictions on transfer applicable to the Old Securities, (ii) the Exchange Capital Securities will not provide for any increase in the Distribution rate thereon, and (iii) the Exchange Debentures will not provide for any increase in the interest rate thereon. See "Description of Exchange Capital Securities" and "Description of Old Securities." The Exchange Capital Securities are being offered for exchange in order to satisfy certain obligations of the Company and the Trust under three Registration Rights Agreements dated as of December 31, 1996 (the "Registration Rights Agreement") among the Company, the Trust and the Initial Purchasers (as defined herein). In the event that the Exchange Offer is consummated, any Old Capital Securities which remain outstanding after consummation of the Exchange Offer and the Exchange Capital Securities issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Declaration.

         This Prospectus and the Letter of Transmittal are first being mailed to all holders of Capital Securities on ___________, 1997.

         SEE "RISK FACTORS" COMMENCING ON PAGE _____ FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY HOLDERS IN DECIDING WHETHER TO TENDER OLD CAPITAL SECURITIES IN THE EXCHANGE OFFER.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                  THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is _______, 1997.

         The Old Capital Securities and the Exchange Capital Securities (together, the "Capital Securities") represent beneficial interests in Crestar Capital Trust I, a trust created under the laws of the State of Delaware (the "Trust"). Crestar Financial Corporation, a Virginia corporation (the "Company"), is the owner of all of the beneficial interests represented by common securities of the Trust (the "Common Securities" and, collectively with the Capital Securities, the "Trust Securities"). The Chase Manhattan Bank is the Property Trustee of the Trust. The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in Junior Subordinated Debentures, and engaging in only those activities necessary, advisable or incidental thereto. The Junior Subordinated Debentures will mature on December 15, 2026 (the "Stated Maturity"). The Capital Securities will have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise over the Common Securities. See "Description of Exchange Securities -- Description of Exchange Capital Securities -- Subordination of Common Securities."

         Holders of Exchange Capital Securities will be entitled to receive preferential cumulative cash distributions, and the holder of the Common Securities will be entitled to receive cumulative cash distributions, arising from the payment of interest on the Junior Subordinated Debentures accumulating from December 15, 1996 and payable semi-annually in arrears on the fifteenth day of June and December of each year, commencing June 15, 1997, at the annual rate of 8.16% of the Liquidation Amount of $1,000 per Capital Security and at the annual rate of 8.16% of the Liquidation Amount of $1,000 per Common Security ("Distributions"). The Company has the right to defer payments of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may end on a date other than an interest payment date or extend beyond the Stated Maturity. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period subject to the requirements set forth herein. If interest payments on the Junior Subordinated Debentures are so deferred, Distributions on Trust Securities will also be deferred and the Company will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Company's capital stock or to make any payment with respect to debt securities of the Company that rank pari passu with or junior to the Junior Subordinated Debentures. During an Extension Period, interest on the Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate) at the rate of 8.16% per annum, compounded semi-annually, and holders of Capital Securities will be required to accrue interest income for United States federal income tax purposes. See "Description of Junior Subordinated Debentures -- Option to Defer Interest Payments" and "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

         The Company has, through the Guarantee Agreement, the Trust Agreement, the Junior Subordinated Debentures, the Indenture and the Expense Agreement (each as defined herein), taken together, fully, irrevocably and unconditionally guaranteed on a subordinated basis all of the Trust's obligations under the Capital Securities. See "Relationship Among the Exchange Capital Securities, the Exchange Debentures and the Guarantee -- Full and Unconditional Guarantee." The Old Guarantee of the Company guarantees, and the Guarantee will guarantee, the payment of Distributions and payments on liquidation or redemption of the Capital Securities, but only in each case to the extent of funds available therefor held by the Trust, as described herein (the "Guarantee"). See "Description of Guarantee." If the Company does not make interest payments on the Junior Subordinated Debentures held by the Trust, the Trust will have insufficient funds to pay Distributions on the Capital Securities. The Old Guarantee and the Guarantee do not cover payment of Distributions when the Trust does not have sufficient funds to pay such Distributions. In the event of an Event of Default (as defined herein) under the Indenture, a holder of Capital Securities may institute a legal proceeding directly against the Company to enforce payment of such Distributions to such holder. See "Description of Junior Subordinated Debentures -- Enforcement of Certain Rights By Holders of Capital Securities." The obligations of the Company under the Old Guarantee and the Guarantee and the Junior Subordinated Debentures are unsecured and are subordinate and junior in right of payment to all Senior Indebtedness (as defined in "Description of Junior Subordinated Debentures - Subordination") of the Company. Senior Indebtedness of the Company includes existing and future senior debt, senior subordinated debt and subordinated debt of the Company. As of December 31, 1996, there was $6.9 billion of Senior Indebtedness of the Company outstanding.

         The Capital Securities are subject to mandatory redemption (i) at the Stated Maturity upon repayment of the Junior Subordinated Debentures at a redemption price equal to the principal amount of, plus accrued interest on, the Junior Subordinated Debentures (the "Maturity Redemption Price"), (ii) in whole but not in part, contemporaneously with the prepayment of the Junior Subordinated Debentures upon the occurrence and continuation of a Tax Event, Investment Company Event or Capital Treatment Event (each as defined herein) at a redemption price equal to the Event Prepayment Price (as defined below) (the "Event Redemption Price") and (iii) in whole or in part on or after December 15, 2006 contemporaneously with the optional prepayment by the Company of the Junior Subordinated Debentures at a redemption price equal to the Optional Prepayment Price (as defined below) (the "Optional Redemption Price"). Any of the Maturity Redemption Price, the Event Redemption Price and the Optional Redemption Price may be referred to herein as the "Redemption Price." See "Capital Securities -- Redemption." Subject to the Company having received prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") to do so if then required under applicable capital guidelines or policies of the Federal Reserve, the Junior Subordinated Debentures are prepayable prior to the Stated Maturity at the option of the Company (i) on or after December 15, 2006, in whole or in part at any time at a prepayment price (the "Optional Prepayment Price") equal to 104.08% of the principal amount thereof on December 15, 2006, declining ratably on each December 15 thereafter to 100% on or after December 15, 2016, plus accrued interest thereon to the date of prepayment, or (ii) at any time, in whole but not in part, upon the occurrence and continuation of a Tax Event, Investment Company Event or Capital Treatment Event (each as defined herein), at a prepayment price (the "Event Prepayment Price") equal to the greater of (a) 100% of the principal amount thereof or (b) as determined by a Quotation Agent (as hereinafter defined), the sum of the present values of the principal amount and premium that would be payable as part of the Redemption Price with respect to an optional redemption of such Junior Subordinated Debentures on December 15, 2006, together with the present values of scheduled payments of interest from the prepayment date to December 15, 2006, in each case discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined herein), plus, in each case, accrued interest thereon to but excluding the date of prepayment. However, if the Company prepays Junior Subordinated Debentures as a result of a Tax Event, Investment Company Event or Capital Treatment Event which occurs on or after December 15, 2006, then the Event Prepayment Price shall be the Optional Prepayment Price that would be payable on optional redemption of the Junior Subordinated Debentures on the date of prepayment, which includes interest to the date of prepayment. Either of the Optional Prepayment Price or the Event Prepayment Price may be referred to herein as the "Prepayment Price." See "Description of Junior Subordinated Debentures -- Optional Prepayment" and "-- Tax Event, Investment Company Event and Capital Treatment Event Prepayment."

         The Company will have the right upon the occurrence of a Tax Event, Investment Company Event or Capital Treatment Event to terminate the Trust and, after satisfaction of liabilities to creditors of the Trust as required by applicable laws, cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities in liquidation of the Trust, subject to the Company having received prior approval of the Federal Reserve to do so, if then required under applicable capital guidelines or policies of the Federal Reserve and subject to the Company having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities. See "Capital Securities -- Liquidation of the Trust and Distribution of Junior Subordinated Debentures."

         The Old Capital Securities were issued,and the Exchange Capital Securities will be issued, and may be transferred, only in a block having a Liquidation Amount of not less than $100,000 (100 Capital Securities). The Distribution rate on the Trust Securities and the interest rate on the Junior Subordinated Debentures are each subject to increase and such additional Distributions and interest will be payable on the Distribution dates and interest payment dates in certain circumstances.

         The Exchange Capital Securities are eligible for trading in the Private Offerings, Resales and Trading through Automated Linkage ("PORTAL") Market of the National Association of Securities Dealers, Inc. (the "NASD"). The Company does not intend to apply for listing of the Exchange Capital Securities on any securities exchange or for inclusion of the Exchange Capital Securities on any automated quotation system.

         As used herein, (i) the "Indenture" means the Junior Subordinated Indenture, as amended and supplemented from time to time, between the Company and The Chase Manhattan Bank as trustee (the "Debenture Trustee"), (ii) the "Trust Agreement" means the Amended and Restated Trust Agreement relating to the Trust among the Company, as Depositor, The Chase Manhattan Bank as Property Trustee (the "Property Trustee"), Chase Manhattan Bank Delaware as Delaware Trustee (the "Delaware Trustee"), and the Administrators named therein (collectively, with the Property Trustee and Delaware Trustee, the "Issuer Trustees"), (iii) the "Guarantee Agreement" means the Guarantee Agreement relating to the Guarantee between the Company and The Chase Manhattan Bank as Trustee (the "Guarantee Trustee") and (iv) the "Expense Agreement" means the Expense Agreement between the Company and the Trust. In addition, as the context may require, unless expressly stated otherwise, (i) "Capital Securities" includes the Exchange Capital Securities (as defined herein), (ii) "Junior Subordinated Debentures" includes the Exchange Debentures (as defined herein) and (iii) "Guarantee" includes the Guarantee (as defined herein).


                       [NOTICE TO NEW HAMPSHIRE RESIDENTS

     NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE REVISED STATUTES WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER CHAPTER 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER, OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.] [NEED?]

                      ------------------------------------


         No dealer, salesperson or other individual has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus in connection with the offer made by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company, the Trust or by the Initial Purchasers. Neither the delivery of this Prospectus nor any sale made hereunder and thereunder shall under any circumstance create an implication that there has been no change in the affairs of the Company or the Trust since the date hereof. This Prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

         The Trust is making the Exchange Offer of the Exchange Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Company nor the Trust has sought its own interpretive letter and there can be no assurance that the staff of the

Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences, the Company and the Trust believe that Exchange Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred in $100,000 minimum principal amount by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. However, any holder of Old Capital Securities who is an "affiliate" of the Company or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing Exchange Capital Securities, or any broker-dealer who purchased Old Capital Securities from the Trust for resale pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of interpretive letters, (b) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities (other than pursuant to the Exchange Offer) unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital Securities acquires for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for Exchange Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Capital Securities.

         Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for Exchange Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company or the Trust, (ii) any Exchange Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. In addition, the Company and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Company and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) on behalf of whom such holder holds the Old Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that, by so acknowledging and by delivering a prospectus a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the corporation and the Trust believe that broker-dealers who acquired Old Capital Securities for their own accounts, as a result of market-making activities or other trading activities ("Participating Broker-Dealers"), may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of Exchange Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Company and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Capital Securities for a period ending 90-days after the Expiration Date (as defined herein) (subject to extension under certain limited circumstances described below) or, if earlier, when all such Exchange Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of the Exchange Capital Securities received in exchange for Old Capital Securities pursuant to the Exchange Offer must notify the Company or the Trust, or cause the Company or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "The Exchange Offer -- Exchange Agent." Any Participating Broker-Dealer who is an "affiliate" of the Company or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities act in connection with any resale transaction. See "The Exchange Offer -- Resales of Exchange Capital Securities."

         In that regard, each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal or by transmission of an Agent's Message (as defined below) in lieu thereof, that, upon receipt of notice from the Company or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of the Exchange Capital Securities (or the Exchange Debentures, as applicable) pursuant to this Prospectus until the Company or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company or the Trust has given notice that the sale of the Exchange Capital Securities (or the Guarantee or the Exchange Debentures, as applicable) may be resumed, as the case may be. If the Company or the Trust gives such notice to suspend the sale of the Exchange Capital Securities (or the Guarantee or the Exchange Debentures, as applicable), it shall extend the 90-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of Exchange Capital Securities by the number of days during the period from and including the date of the giving of such notice and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemental Prospectus necessary to permit resales of the Exchange Capital Securities or to and including the date on which the Company or the Trust has given notice that the sale of Exchange Capital Securities (or the Guarantee or the Exchange Debentures, as applicable) may be resumed, as the case may be.

         Prior to the Exchange Offer, there has been only a limited secondary market and no public market for the Old Capital Securities. The Exchange Capital Securities will be a new issue of securities for which there currently is no market. Although the Initial Purchasers have informed the Company and the Trust that they each currently intend to make a market in the Exchange Capital Securities, they are not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Capital Securities. The Company and the Trust currently do not intend to apply for listing of the Exchange Capital Securities on any securities exchange or for inclusion in the Nasdaq Stock Market, the electronic securities market operated by the National Association of Securities Dealers, Inc. ("Nasdaq").

         Any Old Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Trust Agreement (except for those rights which terminated upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Old Capital Securities will continue to be subject to all of the existing restrictions upon transfer thereof and neither the Company nor the Trust will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Old Capital Securities held by them. To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. See "Risk Factors -- Consequences of a Failure to Exchange Old Capital Securities."

         THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD CAPITAL SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.

         Old Capital Securities may be tendered for exchange on or prior to 5:00 p.m., New York City time, on ___________________, 1997 (such time on such date being hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by the Company or the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by the Company or the Trust and to the terms and provisions of the Registration Rights Agreement. Old Capital Securities may be tendered in whole or in part having an aggregate Liquidation Amount of not less than $100,000 (100 Capital Securities) or any integral multiple of $1,000 Liquidation Amount (one Capital Security) in excess thereof. The Company has agreed to pay all expenses of the Exchange Offer. See "The Exchange Offer -- Fees and Expenses." Holders of the Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive Distributions on such Old Capital Securities and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and after December 15, 1996. Accordingly, holders of Exchange Capital Securities as of the record date for the payment of Distributions on June 15, 1997 will be entitled to receive Distributions accumulated from and including December 15, 1996.

         Neither the Company nor the Trust will receive any cash proceeds from the issuance of the Exchange Capital Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

         NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THIS EXCHANGE OFFER AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE TRUST. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THE TRUST SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                           -------------------------

                               TABLE OF CONTENTS


AVAILABLE INFORMATION.................................................. 10
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE........................ 10
SUMMARY  .............................................................. 11
RISK FACTORS........................................................... 18
CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES....................... 24
USE OF PROCEEDS........................................................ 24
CRESTAR FINANCIAL CORPORATION.......................................... 24
REGULATORY CAPITAL BENEFITS TO CRESTAR FINANCIAL CORPORATION........... 26
CRESTAR CAPITAL TRUST I................................................ 26
OTHER COMPANY SECURITIES OFFERINGS..................................... 27
ACCOUNTING TREATMENT................................................... 27
THE EXCHANGE OFFER..................................................... 28
DESCRIPTION OF EXCHANGE CAPITAL SECURITIES............................. 37
DESCRIPTION OF EXCHANGE DEBENTURES..................................... 50
DESCRIPTION OF GUARANTEE............................................... 60
RELATIONSHIP AMONG THE EXCHANGE CAPITAL SECURITIES,
THE EXCHANGE DEBENTURES AND THE GUARANTEE.............................. 63
CERTAIN FEDERAL INCOME TAX CONSEQUENCES................................ 64
ERISA CONSIDERATIONS................................................... 68
PLAN OF DISTRIBUTION................................................... 70
VALIDITY OF NEW SECURITIES............................................. 71
EXPERTS  .............................................................. 71

                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Exchange Act and in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such information may also be accessed electronically by means of the Commission's home page on the Internet (http://www.sec.gov.). In addition, such reports, proxy statements and other information concerning the Company can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

         No separate financial statements of the Trust have been included herein. The Company and the Trust do not consider that such financial statements would be material to holders of the Exchange Capital Securities because the Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Junior Subordinated Debentures and issuing the Trust Securities. See "Crestar Capital Trust I" and "Description of Exchange Securities." In addition, the Company does not expect that the Trust will file reports under the Exchange Act with the Commission.

         This Prospectus constitutes a part of a registration statement on Form S-4 (the "Registration Statement") filed by the Company and the Trust with the Commission under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company, the Trust and the Exchange Securities. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission are incorporated into this Prospectus by reference:

                  1. Annual Report on Form 10-K for the year ended December 31, 1996; and

                  [2. Quarterly Report on Form 10-Q for the quarter ended March
                      31, 1997.]

         All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the New Securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         As used herein, the terms "Prospectus" and "herein" mean this Prospectus including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document. The Company will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference herein (other than exhibits not specifically incorporated by reference into the texts of such documents). Requests for such documents should be directed to: Crestar Financial Corporation, 919 Main Street, Richmond, Virginia 23219, Attention: Investor Relations Department, Telephone 804/782-7152.

                                    SUMMARY

         The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Memorandum or incorporated by reference herein.

                         CRESTAR FINANCIAL CORPORATION

         Crestar Financial Corporation is the holding company for Crestar Bank, a Virginia banking corporation (the "Bank"). At December 31, 1996, Crestar Financial Corporation had approximately $22.9 billion in total assets, $15.7 billion in total deposits and $1.8 billion in total stockholders' equity.

         In 1963, six Virginia banks combined to form United Virginia Bankshares Incorporated ("UVB"), a bank holding company formed under the Bank Holding Company Act of 1956 (the "BHCA"). UVB (parent company of United Virginia Bank) extended its operations into the District of Columbia by acquiring NS&T Bank, N.A. on December 27, 1985 and into Maryland by acquiring Bank of Bethesda on April 1, 1986, and Loyola Federal Savings Bank, Baltimore, on December 31, 1995. On September 1, 1987, UVB was renamed Crestar Financial Corporation and its bank subsidiaries adopted their present names. The Company's bank subsidiaries were combined into a Virginia bank named Crestar Bank on November 14, 1996.

         The Company serves customers through a network of 508 banking offices and 496 automated teller machines (as of December 31, 1996). The Company offers a broad range of banking services, including various types of deposit accounts and instruments, commercial and consumer loans, trust and investment management services, bank credit cards and international banking services. The Company's subsidiary, Crestar Insurance Agency, Inc., offers a variety of personal and business insurance products. Securities brokerage and investment banking services are offered by Crestar Securities Corporation. Mortgage loan origination, servicing and wholesale lending are offered by Crestar Mortgage Corporation, and investment advisory services are offered by Capitoline Investment Services Incorporated, both subsidiaries of Crestar Bank. These various Company subsidiaries provide banking and non-banking services throughout Virginia, Maryland and Washington, D.C. and as certain non-banking services to customers in other states.

                            CRESTAR CAPITAL TRUST I

         Crestar Capital Trust I is a statutory business trust, created under Delaware law pursuant to the filing of a certificate of trust with the Delaware Secretary of State on December 20, 1996, which will be governed by the Trust Agreement executed by the Company, as Depositor, The Chase Manhattan Bank, as Property Trustee, Chase Manhattan Bank Delaware, as Delaware Trustee, and the Administrators named therein. The Trust's business and affairs are conducted by the Issuer Trustees: The Chase Manhattan Bank, as Property Trustee, Chase Manhattan Bank Delaware, as Delaware Trustee, and three individual Administrators who are employees or officers of or affiliated with the Company. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures issued by the Company, (iii) exchanging the Junior Subordinated Debentures for Exchange Debentures in the Exchange Offer pursuant to the Indenture, and (iv) engaging in only those other activities necessary, advisable or incidental thereto (such as registering the transfer of the Capital Securities). Accordingly, the Junior Subordinated Debentures will be the sole assets of the Trust, and payments by the Company under the Junior Subordinated Debentures and the Expense Agreement will be the sole revenues of the Trust. All of the Common Securities will be owned by the Company.

                               THE EXCHANGE OFFER

THE EXCHANGE OFFER..........................   Up to $200,000,000 aggregate
                                               Liquidation Amount of Exchange
                                               Capital Securities are being
                                               offered in exchange for a like
                                               aggregate Liquidation Amount of
                                               Old Capital Securities.  Old
                                               Capital Securities may be
                                               tendered for exchange in whole or
                                               in part in a Liquidation Amount
                                               of $100,000 (100 Capital
                                               Securities) or any
                                               integralmultiple of $1,000 (1
                                               Capital Security) in excess
                                               thereof. The Company and the
                                               Trust are making the Exchange
                                               Offer in order to satisfy their
                                               obligations under three
                                               Registration Rights Agreements
                                               relating to the Old Capital
                                               Securities.  For a description of
                                               the procedures for tendering Old
                                               Capital Securities, see "The
                                               Exchange Offer--Procedures for
                                               Tendering Old Capital
                                               Securities."

EXPIRATION DATE.............................   5:00 p.m., New York City time, on
                                               _______________, 1997, unless the
                                               Exchange Offer is extended by the
                                               Company or the Trust (in which
                                               case the Expiration Date will be
                                               the latest date and time to which
                                               the Exchange Offer is extended).
                                               See "The Exchange Offer -- Terms
                                               of the Exchange Offer."


CONDITIONS TO THE EXCHANGE OFFER.............  The Exchange Offer is subject to certain conditions, which may be
                                               waived by the Company and the
                                               Trust in their sole discretion.
                                               The Exchange Offer is not
                                               conditioned upon any minimum
                                               Liquidation Amount of Old Capital
                                               Securities being tendered. See
                                               "The Exchange Offer--Conditions
                                               to the Exchange Offer."

OFFER.......................................   The Company and the Trust reserve
                                               the right in their sole and
                                               absolute discretion, subject to
                                               applicable law, at any time and
                                               from time to time, to (i) delay
                                               the acceptance of the Old Capital
                                               Securities for exchange, (ii)
                                               terminate the Exchange Offer if
                                               certain specified conditions have
                                               not been satisfied, (iii) extend
                                               the Expiration Date of the
                                               Exchange Offer and retain all Old
                                               Capital Securities tendered
                                               pursuant to the Exchange Offer,
                                               subject, however, to the right of
                                               holders of Old Capital Securities
                                               to withdraw their tendered Old
                                               Capital Securities, or (iv) to
                                               waive any condition or otherwise
                                               amend the terms of the Exchange
                                               Offer in any respect.  See "The
                                               Exchange Offer--Terms of the
                                               Exchange Offer."

WITHDRAWAL RIGHTS...........................   Tenders of Old Capital Securities
                                               may be withdrawn at any time on
                                               or prior to the Expiration Date
                                               by delivering a written notice of
                                               such withdrawal to the Exchange
                                               Agent in conformity with certain
                                               procedures set forth below under
                                               "The Exchange Offer--Withdrawal
                                               Rights."

PROCEDURES FOR TENDERING
  OLD CAPITAL SECURITIES....................   Tendering holders of Old Capital
                                               Securities must complete and sign
                                               a Letter of Transmittal in
                                               accordance with the instructions
                                               contained therein and forward the
                                               same by mail, facsimile or hand
                                               delivery, together with any other
                                               required documents and the Old
                                               Capital Securities to be
                                               tendered, to the Exchange Agent,
                                               or must comply with the specified
                                               procedures for guaranteed
                                               delivery of Letters of
                                               Transmittal and Old Capital
                                               Securities.  Certain brokers,
                                               dealers, commercial banks, trust
                                               companies and other nominees may
                                               also effect tenders by book-entry
                                               transfer, including an Agent's
                                               Message in lieu of a Letter of
                                               Transmittal.  Holders of Old
                                               Capital Securities registered in
                                               the name of a broker, dealer,
                                               commercial bank, trust company or
                                               other nominee are urged to
                                               contact such person promptly if
                                               they wish to tender Old Capital
                                               Securities pursuant to the
                                               Exchange Offer.  See "The
                                               Exchange Offer--Procedures for
                                               Tendering Old Capital
                                               Securities."

                                               Letters of Transmittal and
                                               certificates representing Old
                                               Capital Securities should not be
                                               sent to the Company or the Trust.
                                               Such documents should only be
                                               sent to the Exchange Agent.

RESALES OF NEW CAPITAL
  SECURITIES................................   The Company and the Trust are
                                               making the Exchange Offer in
                                               reliance on the position of the
                                               staff of the Division of
                                               Corporation Finance of the
                                               Commission as set forth in
                                               certain interpretive letters
                                               addressed to third parties in
                                               other transactions.  However,
                                               neither the Company nor the Trust
                                               has sought its own interpretive
                                               letter and there can be no
                                               assurance that the staff of the
                                               Division of Corporation Finance
                                               of the Commission would make a
                                               similar determination with
                                               respect to the Exchange Offer as
                                               it has in such interpretive
                                               letters to third parties.  Based
                                               on these interpretations by the
                                               staff of the Division of
                                               Corporation Finance of the
                                               Commission, and subject to the
                                               two immediately following
                                               sentences, the Company and the
                                               Trust believe that Exchange
                                               Capital Securities issued
                                               pursuant to this Exchange Offer
                                               in exchange for Old Capital
                                               Securities may be offered for
                                               resale, resold and otherwise
                                               transferred by a holder thereof
                                               (other than a holder who is a
                                               broker-dealer) without further
                                               compliance with the registration
                                               and prospectus delivery
                                               requirements of the Securities
                                               Act, provided that such Exchange
                                               Capital Securities are acquired
                                               in the ordinary course of such
                                               holder's business and that such
                                               holder is not participating, and
                                               has no arrangement or
                                               understanding with any person to
                                               participate, in a distribution
                                               (within the meaning of the
                                               Securities Act) of such Exchange
                                               Capital Securities.  However, any
                                               holder of

                                               Old Capital Securities who is an
                                               "affiliate" of the Company or the
                                               Trust or who intends to
                                               participate in the Exchange Offer
                                               for the purpose of distributing
                                               the Exchange Capital Securities,
                                               or any broker-dealer who
                                               purchased the Old Capital
                                               Securities from the Trust for
                                               resale pursuant to Rule 144A or
                                               any other available exemption
                                               under the Securities Act, (a)
                                               will not be able to rely on the
                                               interpretations of the staff of
                                               the Division of Corporation
                                               Finance of the Commission set
                                               forth in the above-mentioned
                                               interpretive letters, (b) will
                                               not be permitted or entitled to
                                               tender such Old Capital
                                               Securities in the Exchange Offer
                                               and (c) must comply with the
                                               registration and prospectus
                                               delivery requirements of the
                                               Securities Act in connection with
                                               any sale or other transfer of
                                               such Old Capital Securities
                                               unless such sale is made pursuant
                                               to an exemption from such
                                               requirements. In addition, as
                                               described below, if any
                                               broker-dealer holds Old Capital
                                               Securities acquired for its own
                                               account as a result of
                                               market-making or other trading
                                               activities and exchanges such Old
                                               Capital Securities for Exchange
                                               Capital Securities, then such
                                               broker-dealer must deliver a
                                               prospectus meeting the
                                               requirements of the Securities
                                               Act in connection with any
                                               resales of such Exchange Capital
                                               Securities.

                                               Each holder of Old Capital
                                               Securities who wishes to exchange
                                               Old Capital Securities for
                                               Exchange Capital Securities in
                                               the Exchange Offer will be
                                               required to represent in the
                                               Letter of Transmittal or by
                                               transmission of an Agent's
                                               Message in lieu thereof that (i)
                                               it is not an "affiliate" of the
                                               Company or the Trust, (ii) any
                                               Exchange Capital Securities to be
                                               received by it are being acquired
                                               in the ordinary course of its
                                               business, (iii) it has no
                                               arrangement or understanding with
                                               any person to participate in a
                                               distribution (within the meaning
                                               of the Securities Act) of such
                                               Exchange Capital Securities, and
                                               (iv) if such holder is not a
                                               broker-dealer, such holder is not
                                               engaged in, and does not intend
                                               to engage in, a distribution
                                               (within the meaning of the
                                               Securities Act) of such Exchange
                                               Capital Securities. Each
                                               broker-dealer that receives
                                               Exchange Capital Securities for
                                               its own account pursuant to the
                                               Exchange Offer must acknowledge
                                               that it acquired the Old Capital
                                               Securities for its own account as
                                               the result of market-making
                                               activities or other trading
                                               activities and must agree that it
                                               will deliver a prospectus meeting
                                               the requirements of the
                                               Securities Act in connection with
                                               any resale of such Exchange
                                               Capital Securities. The Letter of
                                               Transmittal states that, by so
                                               acknowledging and by delivering a
                                               prospectus, a broker-dealer will
                                               not be deemed to admit that it is
                                               an "underwriter" within the
                                               meaning of the Securities Act.
                                               Based on the position taken by
                                               the staff of the Division of
                                               Corporation Finance of the
                                               Commission in the interpretive
                                               letters referred to above, the
                                               Company and the Trust believe
                                               that Participating Broker-Dealers
                                               who acquired Old Capital
                                               Securities for their own accounts
                                               as a result of market-making
                                               activities or other trading
                                               activities may fulfill their
                                               prospectus delivery requirements
                                               with respect to the Exchange
                                               Capital Securities received upon
                                               exchange of such Old Capital
                                               Securities (other than Old
                                               Capital Securities which
                                               represent an
                                               unsold allotment from the
                                               original sale of the Old Capital
                                               Securities) with a prospectus
                                               meeting the requirements of the
                                               Securities Act, which may be the
                                               prospectus prepared for an
                                               exchange offer so long as it
                                               contains a description of the
                                               plan of distribution with respect
                                               to the resale of such Exchange
                                               Capital Securities. Accordingly,
                                               this Prospectus, as it may be
                                               amended or supplemented from time
                                               to time, may be used by a
                                               Participating Broker-Dealer in
                                               connection with resales of
                                               Exchange Capital Securities
                                               received in exchange for Old
                                               Capital Securities where such Old
                                               Capital Securities were acquired
                                               by such Participating
                                               Broker-Dealer for its own account
                                               as a result of market-making or
                                               other trading activities. Subject
                                               to certain provisions set forth
                                               in the Registration Rights
                                               Agreements and to the limitations
                                               described below under "The
                                               Exchange Offer -- Resales of
                                               Exchange Capital Securities," the
                                               Company and the Trust have agreed
                                               that this Prospectus, as it may
                                               be amended or supplemented from
                                               time to time, may be used by a
                                               Participating Broker-Dealer in
                                               connection with resales of such
                                               Exchange Capital Securities for a
                                               period ending 90-days after the
                                               Expiration Date (subject to
                                               extension under certain limited
                                               circumstances) or, if earlier,
                                               when all such Exchange Capital
                                               Securities have been disposed of
                                               by such Participating
                                               Broker-Dealer. See "Plan of
                                               Distribution." Any Participating
                                               Broker-Dealer who is an
                                               "affiliate" of the Company or the
                                               Trust may not rely on such
                                               interpretive letters and must
                                               comply with the registration and
                                               prospectus delivery requirements
                                               of the Securities Act in
                                               connection with any resale
                                               transaction. See "The Exchange
                                               Offer -- Resales of New Capital
                                               Securities."

EXCHANGE AGENT..............................   The exchange agent with respect
                                               to the Exchange Offer is The
                                               Chase Manhattan Bank (the
                                               "Exchange Agent").  The
                                               applicable addresses, and
                                               telephone and facsimile numbers,
                                               of the Exchange Agent are set
                                               forth in "The Exchange Offer--
                                               Exchange Agent" and in the Letter
                                               of Transmittal.

USE OF PROCEEDS.............................   Neither the Company nor the Trust
                                               will receive any cash proceeds
                                               from the issuance of the Exchange
                                               Capital Securities offered
                                               hereby. See "Use of Proceeds."

CERTAIN UNITED STATES FEDERAL
  INCOME TAX CONSIDERATIONS;
  ERISA CONSIDERATIONS......................   Holders of Old Capital Securities
                                               should review the information set
                                               forth under "Certain Federal
                                               Income Tax Considerations" and
                                               "ERISA Considerations" prior to
                                               tendering Old Capital Securities
                                               in the Exchange Offer.

                        THE EXCHANGE CAPITAL SECURITIES

SECURITIES OFFERED..........................   Up to $200,000,000 aggregate
                                               Liquidation Amount of the
                                               Exchange Capital Securities which
                                               have been registered under the
                                               Securities Act (Liquidation
                                               Amount $1,000 per Exchange
                                               Capital Security). The Exchange
                                               Capital Securities will be
                                               issued, and the Old Capital
                                               Securities were issued, under the
                                               Trust Agreement.  The Exchange
                                               Capital Securities and any Old
                                               Capital Securities which remain
                                               outstanding after consummation of
                                               the Exchange Offer will vote
                                               together as a single class for
                                               purposes of determining whether
                                               holders of the requisite
                                               percentage in outstanding
                                               Liquidation Amount thereof have
                                               taken certain actions or
                                               exercised certain rights under
                                               the Trust Agreement.  See
                                               "Description of Exchange
                                               Securities-- Description of
                                               Exchange Capital Securities--
                                               Voting Rights; Amendment of the
                                               Trust Agreement."  The terms of
                                               the Exchange Capital Securities
                                               are identical in all material
                                               respects to the terms of the Old
                                               Capital Securities, except that
                                               the Exchange Capital Securities
                                               have been registered under the
                                               Securities Act and will not
                                               provide for any increase in the
                                               Distribution rate thereon. See
                                               "The Exchange Offer-- Purpose of
                                               the Exchange Offer," "Description
                                               of Exchange Securities" and
                                               "Description of Old Securities."

DISTRIBUTION DATES..........................   June 15 and December 15 of each
                                               year, commencing June 15, 1997.

EXTENSION PERIODS...........................   Distributions on Capital
                                               Securities will be deferred for
                                               the duration of any Extension
                                               Period elected by the Company
                                               with respect to the payment of
                                               interest on the Junior
                                               Subordinated Debentures.  No
                                               Extension Period will exceed 10
                                               consecutive semi-annual periods
                                               or extend beyond the Stated
                                               Maturity.  See "Description of
                                               Exchange Debentures - Option to
                                               Defer Interest Payments" and
                                               "Certain Federal Income Tax
                                               Consequences - Interest Income
                                               and Original Issue Discount."

RANKING.....................................   The Exchange Capital Securities
                                               will rank pari passu, and
                                               payments thereon will be made pro
                                               rata, with the Old Capital
                                               Securities and the Common
                                               Securities except as described
                                               under "Description of Exchange
                                               Capital Securities -
                                               Subordination of Common
                                               Securities." The Exchange
                                               Debentures will rank pari passu
                                               with all other junior
                                               subordinated debentures to be
                                               issued by the Company with
                                               substantially similar
                                               subordination terms ("Other
                                               Debentures") and which may be
                                               issued and sold (if at all) to
                                               other trusts to be established by
                                               the Company (if any) ("Other
                                               Trusts"), and will be unsecured
                                               and subordinate and junior in
                                               right of payment to the extent
                                               and in the manner set forth in
                                               the Indenture to all Senior
                                               Indebtedness (as defined herein).
                                               Senior Indebtedness of the
                                               Company includes existing and
                                               future senior debt, senior
                                               subordinated debt and
                                               subordinated debt of the Company.
                                               As of December 31, 1996, there
                                               was $6.9 billion of Senior
                                               Indebtedness of the Company
                                               outstanding.  See "Description of
                                               Exchange

                                               Debentures." The Guarantee ranks
                                               pari passu with all other
                                               guarantees (if any), to be issued
                                               by the Company with respect to
                                               capital securities (if any), to
                                               be issued by Other Trusts ("Other
                                               Guarantees") and constitutes an
                                               unsecured obligation of the
                                               Company and ranks subordinate and
                                               junior in right of payment to the
                                               extent and in the manner set
                                               forth in the Guarantee Agreement
                                               to all Senior Indebtedness. See
                                               "Description of Guarantee."

REDEMPTION..................................   The Exchange Capital Securities
                                               are subject to mandatory
                                               redemption (i) in whole but not
                                               in part at the Stated Maturity
                                               upon repayment of the Exchange
                                               Debentures, (ii) in whole but not
                                               in part at any time
                                               contemporaneously with the
                                               prepayment of the Exchange
                                               Debentures upon the occurrence
                                               and continuation of a Tax Event,
                                               Investment Company Event or
                                               Capital Treatment Event and (iii)
                                               in whole or in part at any time
                                               on or after December 15, 2006
                                               contemporaneously with the
                                               optional prepayment by the
                                               Company of the Exchange
                                               Debentures, in each case at the
                                               applicable Redemption Price.  See
                                               "Description of Exchange Capital
                                               Securities -- Redemption."

RATING......................................   The Exchange Capital Securities
                                               have been rated "BBB" by Standard
                                               & Poor's Ratings Services and
                                               "Baa1" by Moody's Investors
                                               Services, Inc.  A security rating
                                               is not a recommendation to buy,
                                               sell or hold securities and may
                                               be subject to revision or
                                               withdrawal at any time by the
                                               assigning rating organization.

ERISA CONSIDERATIONS........................   Prospective purchasers who
                                               invested the assets of an
                                               employee benefit plan subject to
                                               Title I of ERISA or a plan or
                                               individual retirement account
                                               subject to Section 4975 of the
                                               Code for their purchase of
                                               Capital Securities should
                                               carefully consider the
                                               information set forth under
                                               "ERISA Considerations."

ABSENCE OF MARKET FOR THE
  EXCHANGE CAPITAL SECURITIES...............   The Exchange Capital Securities
                                               will be a new issue of securities
                                               for which there currently is no
                                               market.  Although the Initial
                                               Purchasers have informed the
                                               Trust and the Company that they
                                               each currently intend to make a
                                               market in the Exchange Capital
                                               Securities, the Initial
                                               Purchasers are not obligated to
                                               do so, and any such market making
                                               may be discontinued at any time
                                               without notice. Accordingly,
                                               there can be no assurance as to
                                               the development or liquidity of
                                               any market for the Exchange
                                               Capital Securities.  The Trust
                                               and the Company do not intend to
                                               apply for listing of the Exchange
                                               Capital Securities on any
                                               securities exchange or for
                                               quotation through the NASD
                                               Automated Quotation System.  See
                                               "Offer and Resale."

USE OF PROCEEDS.............................   The proceeds to the Trust from
                                               the sale of the Capital
                                               Securities were invested by the
                                               Trust in the Junior Subordinated
                                               Debentures. The Company is using
                                               the net proceeds from the sale of
                                               the Junior Subordinated
                                               Debentures for general corporate
                                               purposes.  The Company expects
                                               that the Capital Securities will
                                               be eligible to qualify as Tier 1
                                               capital under the capital
                                               guidelines of the Federal
                                               Reserve. See "Use of Proceeds."

         For additional information regarding the Exchange Capital Securities, see "Description of Exchange Capital Securities," "Description of Exchange Debentures," "Description of Guarantee" and "Certain Federal Income Tax Consequences."

                                  RISK FACTORS


         Prospective investors should carefully consider the matters set forth under "Risk Factors" beginning on page [ ].

                                  RISK FACTORS

         Prospective investors should carefully review the information contained elsewhere in this Offering Memorandum and should particularly consider the following matters.

RANKING OF OBLIGATIONS UNDER THE GUARANTEE AND THE JUNIOR SUBORDINATED
DEBENTURES

         The obligations of the Company under the Junior Subordinated Debentures are unsecured and rank subordinate and junior in right of payment to all Senior Indebtedness of the Company. The obligations of the Company under the Guarantee are unsecured and rank subordinate and junior in right of payment to all liabilities of the Company, including obligations under the Junior Subordinated Debentures, other than any liabilities which expressly by their terms are made pari passu or subordinate to the obligations of the Company under the Guarantee. At December 31, 1996, the aggregate outstanding Senior Indebtedness of the Company was approximately $6.9 billion. None of the Indenture, the Guarantee or the Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by the Company. See "Description of Guarantee -- Status of the Guarantee" and "Description of Exchange Debentures -Subordination." The Company is a legal entity separate and distinct from its principal subsidiary, Crestar Bank, and its other affiliates. There are various legal limitations on the extent to which Crestar Bank may extend credit, pay dividends or otherwise supply funds to the Company or various of its affiliates. Since the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution) is subject to the prior claims of creditors of that subsidiary, except to the extent that the Company may itself be a creditor of that subsidiary. Claims on the Company's subsidiaries by creditors other than the Company include long-term debt and substantial obligations in respect of federal funds purchased, securities sold under repurchase agreements and certain other short-term borrowings, as well as deposit liabilities. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and holders of Junior Subordinated Debentures should look only to the assets of the Company for payments on the Junior Subordinated Debentures. See "Crestar Financial Corporation."

         The ability of the Trust to pay amounts due on the Capital Securities is solely dependent upon the Company making payments on the Junior Subordinated Debentures as and when required.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSEQUENCES

         So long as no Debenture Event of Default has occurred or is continuing, the Company has the right under the Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity. As a consequence of any such deferral, semi-annual Distributions on the Capital Securities by the Trust will be deferred (and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate additional Distributions thereon at the rate of 8.16% per annum, compounded semi-annually, but not exceeding the interest rate then accruing on the Junior Subordinated Debentures), from the relevant payment date for such Distributions during any such Extension Period. During any such Extension Period, the Company may not, and may not permit any subsidiary of the Company to (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including Other Debentures) that rank pari passu with or junior in interest to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company (including Other Guarantees) if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto,
(c) payments under the Guarantee and (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers or employees). Prior to the termination of any such Extension Period, the Company may further extend such Extension Period provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid on the Junior Subordinated Debentures (together with interest thereon at the annual rate of 8.16%, compounded semi-annually, to the extent permitted by applicable law), the Company may elect to begin a new Extension Period subject to the above requirements. There is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Description of Capital Securities -- Distributions" and "Description of Junior Subordinated Debentures -- Option to Defer Interest Payments."

         Should an Extension Period occur, a holder of Capital Securities will continue to accrue income for United States federal income tax purposes (in the form of original issue discount) in respect of its pro rata share of the Junior Subordinated Debentures held by the Trust. As a result, a holder of Capital Securities will include such income in gross income for United States federal income tax purposes in advance of the receipt of cash, and will not receive the cash related to such income from the Trust if the holder disposes of the Capital Securities prior to the record date for the payment of Distributions. See "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount" and "-- Sales or Redemption of Capital Securities."

         The Company believes that the likelihood of its exercising its right to defer payments of interest is remote. However, should the Company elect to exercise such right in the future, the market price of the Capital Securities is likely to be affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Capital Securities (which represent preferred beneficial interests in the Trust) may be more volatile than the market prices of other securities on which original issue discount accrues that are not subject to such deferrals.

TAX EVENT, INVESTMENT COMPANY EVENT OR CAPITAL TREATMENT EVENT REDEMPTION

         Upon the occurrence and continuation of a Tax Event, Investment Company Event or Capital Treatment Event, the Company has the right to prepay the Junior Subordinated Debentures in whole (but not in part) within 90 days following the occurrence of such Tax Event, Investment Company Event or Capital Treatment Event and therefore cause a mandatory redemption of the Capital Securities at the Event Redemption Price. See "Description of Capital Securities -- Redemption." The exercise of such redemption right is subject to the Company having received prior approval from the Federal Reserve to do so if then required under applicable guidelines or policies of the Federal Reserve.

         A "Tax Event" means the receipt by the Company and the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the Issue Date, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States Federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by the Company on the Junior Subordinated Debentures is not, or within 90 days of such opinion, will not be, deductible by the Company, in whole or in part, for United States Federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

         See "-- Possible Tax Law Changes Affecting the Capital Securities" for a discussion of certain legislative proposals that, if adopted, could give rise to a Tax Event, which may permit the Company to cause a redemption of the Capital Securities prior to December 15, 2006.

         A "Capital Treatment Event" means the reasonable determination by the Company that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement, action or decision is announced on or after the date of issuance of the Capital Securities under the Trust Agreement, there is more than an insubstantial risk that the Company will not be entitled to treat an amount equal to the Liquidation Amount of the Capital Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Company. See "Description of Capital Securities -- Redemption" and "Description of Junior Subordinated Debentures -- Optional Prepayment." See also "Certain Federal Income Tax Consequences -- Possible Tax Law Changes."

         An "Investment Company Event" means the receipt by the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), the Trust is or will be considered an investment company that is required to be registered under the Investment Company Act of 1940, as amended, which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Capital Securities.

EXCHANGE OF CAPITAL SECURITIES FOR JUNIOR SUBORDINATED DEBENTURES

         The Company will have the right upon the occurrence of a Tax Event, Investment Company Event or Capital Treatment Event to terminate the Trust and, after satisfaction of liabilities to creditors as required by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities in liquidation of the Trust. The exercise of such right is subject to the Company having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve and subject to the Company having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities. See "Description of Capital Securities -- Liquidation of the Trust and Distribution of Junior Subordinated Debentures."

MARKET PRICES

         There can be no assurance as to the market prices for Capital Securities or Junior Subordinated Debentures that may be distributed in exchange for Capital Securities if a liquidation of the Trust occurs. Accordingly, the

Capital Securities that an investor may purchase whether pursuant to the offer made hereby or in the secondary market, or the Junior Subordinated Debentures that a holder of Capital Securities may receive in liquidation of the Trust, may trade at a discount from the price that the investor paid to purchase the Capital Securities offered hereby. Because holders of Capital Securities may receive Junior Subordinated Debentures on termination of the Trust and because Distributions are otherwise limited to payments on the Junior Subordinated Debentures, prospective purchasers of Capital Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein. See "Description of Junior Subordinated Debentures."


RIGHTS UNDER THE GUARANTEE

         The Chase Manhattan Bank will act as the Guarantee Trustee and will hold the Guarantee for the benefit of the holders of the Capital Securities. The Chase Manhattan Bank will also act as Debenture Trustee for the Junior Subordinated Debentures and as Property Trustee under the Trust Agreement and its affiliate Chase Manhattan Bank Delaware will act as Delaware Trustee under the Trust Agreement. The Guarantee guarantees to the holders of the Capital Securities the following payments, to the extent not paid by the Trust: (i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Trust has funds on hand available therefor at such time, (ii) the redemption price with respect to any Capital Securities called for redemption, to the extent that the Trust has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary termination, winding-up or liquidation of the Trust (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of
(a) the aggregate of the Liquidation Amount and all accrued and unpaid Distributions to the date of payment to the extent that the Trust has funds on hand available therefor at such time and (b) the amount of assets of the Trust remaining available for distribution to holders of the Capital Securities. The holders of not less than a majority in aggregate liquidation amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee. Any holder of the Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Company were to default on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Trust would lack funds for the payment of Distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, in the event a Debenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of the Company to pay interest on or principal of the Junior Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Capital Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of the principal of or interest on such Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Capital Securities of such holder (a "Direct Action"). Notwithstanding any payments made to a holder of Capital Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of and interest on the Junior Subordinated Debentures, and the Company shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Company to such holder in any Direct Action. Except as described herein, holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of Exchange Debentures -- Enforcement of Certain Rights by Holders of Capital Securities," "Description of Exchange Debentures -- Debenture Events of Default" and "Description of Guarantee." The Trust Agreement provides that each holder of Capital Securities by acceptance thereof agrees to the provisions of the Guarantee Agreement and the Indenture.

LIMITED VOTING RIGHTS

         Holders of Capital Securities will generally have limited voting rights relating only to the modification of the Capital Securities, and the exercise of the Trust's rights as holder of Junior Subordinated Debentures. Holders of Capital Securities will not be entitled to vote to appoint, remove or replace the Property Trustee or the Delaware Trustee, and such voting rights are vested exclusively in the holder of the Common Securities except upon the occurrence of certain events described herewith. The Issuer Trustees and the Company may amend the Trust Agreement without the consent of holders of Capital Securities to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust even if such action adversely affects the interests of such holders. See "Description of Exchange Capital Securities -- Voting Rights; Amendment of the Trust Agreement" and "Description of Exchange Capital Securities -- Removal of Issuer Trustees; Appointment of Successors."

POSSIBLE TAX LAW CHANGES AFFECTING THE CAPITAL SECURITIES

         The Clinton administration has proposed legislation (the "Proposal") that would, among other things, deny interest deductions for interest on an instrument issued by a corporation that has a maximum term of more than 15 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, if the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. If such a provision were to apply to the Junior Subordinated Debentures, the Company would be unable to deduct interest on the Junior Subordinated Debentures. However, the above-described provision of the Proposal is proposed generally to be effective only for instruments issued on or after the date of first Congressional committee action, and under current law, the Company is able to deduct interest on the Junior Subordinated Debentures. There can be no assurance that future action on the Proposal or future legislative proposals, future regulations or official administrative pronouncements, or future judicial decisions will not affect the ability of the Company to deduct interest on the Junior Subordinated Debentures. Such a change could give rise to a Tax Event, which may permit the Company, upon approval of the Federal Reserve if then required under applicable guidelines or policies of the Federal Reserve, to cause a redemption of the Capital Securities before, as well as after, December 15, 2006. See "Description of Capital Securities -- Redemption" and "Certain Federal Income Tax Consequences - Possible Tax Law Changes."

          CONSEQUENCES OF A FAILURE TO EXCHANGE OLD CAPITAL SECURITIES

         The Old Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Old Capital Securities which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Old Capital Securities which remain outstanding will not be entitled to any rights to have such Old Capital Securities registered under the Securities Act or to any similar rights under the Registration Rights Agreements (subject to certain limited exceptions). The Company and the Trust do not intend to register under the Securities Act any Old Capital Securities which remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable). To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected.

         The Exchange Capital Securities and any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Declaration. See "Description of Exchange Securities -- Description of Exchange Capital Securities -- Voting Rights; Amendment of the Declaration."

         The Old Capital Securities provide, among other things, that, if a registration statement relating to the Exchange Offer has not been filed by May [30], 1997 and declared effective by June 29, 1997, the Distribution rate borne by the Old Capital Securities, currently 8.16% per annum, commencing on June 29, 1997 will increase by 0.25% per annum until the Exchange Offer is consummated. Upon consummation of the Exchange Offer, holders of Old Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Description of Old Capital Securities."

                            ABSENCE OF PUBLIC MARKET

         The Old Capital Securities were issued to, and the Company believes the Old Capital Securities are currently owned by, a relatively small number of beneficial owners. The Old Capital Securities have not been registered under the Securities Act and will be subject to restrictions on transferability if they are not exchanged for the Exchange Capital Securities. Although the Exchange Capital Securities generally may be resold or otherwise transferred by the holders (who are not affiliates of the Company or the Trust) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. Both Old Capital Securities and Exchange Capital Securities may be transferred by the holders thereof only in blocks having a Liquidation Amount of not less than $100,000 (100 Old Capital Securities) and in integral multiples of $1,000 (1 Old Capital Security) in excess thereof. The Company and the Trust have been advised by the Initial Purchasers that the Initial Purchasers presently intend to make a market in the Exchange Capital Securities. However, the Initial Purchasers are not obligated to do so and any market-making activity with respect to the Exchange Capital Securities may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer. Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Capital Securities or the Old Capital Securities or as to the liquidity of or the trading market for the Exchange Capital Securities or the Old Capital Securities. If an active public market does not develop, the market price and liquidity of the Exchange Capital Securities may be adversely affected.

         If a public trading market develops for the Exchange Capital Securities, future trading prices will depend on many factors, including, among other things, prevailing interest rates, the Company's financial results and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Company, the Exchange Capital Securities may trade at a discount.

         Notwithstanding the registration of the Exchange Capital Securities in the Exchange Offer, holders who are "affiliates" (as defined under Rule 405 of the Securities Act) of the Company or the Trust may publicly offer for sale or resell the Exchange Capital Securities only in compliance with the provisions of Rule 144 under the Securities Act.

         Each broker-dealer that receives Exchange Capital Securities for its own account in exchange for Old Capital Securities, where such Old Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. See "Plan of Distribution."

                           EXCHANGE OFFER PROCEDURES

         Issuance of the Exchange Capital Securities in exchange for Old Capital Securities pursuant to the Exchange Offer will be made only after a timely receipt by the Trust of such Old Capital Securities, a properly completed and duly executed Letter of Transmittal or Agent's Message in lieu thereof and all other required documents. Therefore, holders of the Old Capital Securities desiring to tender such Old Capital Securities in exchange for Exchange Capital Securities should allow sufficient time to ensure timely delivery. Neither the Company nor the Trust is under any duty to give notification of defects or irregularities with respect to the tenders of Old Capital Securities for exchange. See "The Exchange Offer."

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

         The following sets forth the historical ratios of earnings to fixed charges and the historical ratios of earnings to fixed charges and preferred stock dividends of the Company for the periods indicated:


                                                            Year Ended
                                                            December 31,
                                                   1996  1995  1994  1993  1992
                                                   ----------------------------

Earnings to
Fixed Charges
Including interest on deposits..................    1.5   1.5   1.6   1.6   1.3
Excluding interest on deposits..................    2.6   2.8   3.6   3.8   2.9
Earnings to
Combined Fixed Charges and Preferred
  Stock Dividend Requirements
Including interest on deposits..................    1.5   1.5   1.6   1.5   1.3
Excluding interest on deposits..................    2.6   2.8   3.6   3.7   2.8


         For purposes of computing the preceding ratios, earnings represent pre-tax income from continuing operations plus fixed charges. Fixed charges represent interest expense (exclusive of interest on deposits in one case and inclusive of such interest in the other), capitalized interest, amortization of debt issuance costs, and one-third (the amount deemed to represent an appropriate interest factor) of rent expense (net of income from subleases) under lease commitments. Preferred stock dividend requirements represent pre-tax earnings that would be required to cover preferred stock dividends on outstanding preferred stock.

                                USE OF PROCEEDS

         Neither the Company nor the Trust will receive any cash proceeds from the issuance of the Exchange Capital Securities. In consideration for issuing the Exchange Capital Securities in exchange for the Old Capital Securities as described in this Prospectus, the Trust will receive Exchange Debentures in like Liquidation Amount. The Old Capital Securities surrendered in exchange for the Exchange Capital Securities will be retired and canceled.

         The net proceeds to the Trust from the offering of the Capital Securities was $200,000,000. All of the proceeds from the sale of Capital Securities were invested by the Trust in Junior Subordinated Debentures. The net proceeds from the sale of the Junior Subordinated Debentures are being used by the Company for general corporate purposes, including the Company's working capital needs, the funding of investments in, or extensions of credit to, the Company's banking and nonbanking subsidiaries and possible acquisitions of other financial institutions or, other businesses of a type eligible for bank holding companies. Pending such use, the Company may temporarily invest the net proceeds in investment grade securities. Based upon its historical and anticipated future growth, including future acquisitions, and the financial needs of its subsidiaries, the Company may engage in additional financings of a character and in amounts to be determined as the need arises.

                         CRESTAR FINANCIAL CORPORATION

         Crestar Bank is the holding company for Crestar Bank, a Virginia banking corporation. At December 31, 1996, the Company had approximately $22.9 billion in total assets, $15.7 billion in total deposits, and $1.8 billion in total stockholders' equity.

         In 1963, six Virginia banks combined to form United Virginia Bankshares Incorporated ("UVB"), a bank holding company formed under the Bank Holding Company Act of 1956 (the "BHCA"). UVB (parent company of United Virginia Bank) extended its operations into the District of Columbia by acquiring NS&T Bank, N.A. on December 27, 1985 and into Maryland by acquiring Bank of Bethesda on April 1, 1986. On September 1, 1987, UVB became Crestar Financial Corporation and its bank subsidiaries adopted the Crestar name.

         The Company serves customers through a network of 508 banking offices and 496 automated teller machines (as of December 31, 1996). Crestar Bank offers a broad range of banking services, including various types of deposit accounts and instruments, commercial and consumer loans, trust and investment management services, bank credit cards and international banking services. Crestar Insurance Agency, Inc., offers a variety of personal and business insurance products. Securities brokerage and investment banking services, including mutual funds and annuities, are offered by Crestar Securities Corporation. Mortgage loan origination, servicing and wholesale lending are offered by Crestar Mortgage Corporation, and investment advisory services are offered by Capitoline Investment Services Incorporated, both of which are subsidiaries of Crestar Bank. These various Company subsidiaries provide banking and non-banking services throughout Virginia, Maryland and Washington, D.C., as well as certain non-banking services to customers in other states.

         The executive offices of the Company are located at Crestar Center, 919 East Main Street, Richmond, Virginia 23219. The Company's Operations Center is located in Richmond. Regional headquarters are located in Norfolk and Roanoke, Virginia, Washington, D.C., and Baltimore, Maryland. The Company's telephone number is (804) 782-5171.

RECENT DEVELOPMENTS

         SAIF LEGISLATION. The Company's third quarter earnings were affected by two special items relating to recently passed legislation regarding recapitalization of the Savings Association Insurance Fund ("SAIF") and repeal of the thrift bad debt recapture rule. Third quarter earnings were adversely affected by a one-time assessment on deposits insured by the SAIF; as a result of several thrift acquisitions during recent years, approximately 45% of the Company's deposit base are SAIF insured. The one-time assessment, on an after tax basis, was approximately $22 million. As a result of this one-time assessment and based on announced rate schedules, future earnings of the Company are expected to be augmented by a reduction in ongoing SAIF assessments of approximately $6 million annually, on an after tax basis.

         Partially offsetting this one-time SAIF assessment, the Company recognized a one-time after tax gain of approximately $11 million in the third quarter as a result of repeal of the tax law that required merging thrift institutions to recapture into income pre-1988 loan loss reserves.

         The combined effect of the two special items resulted in an after tax charge to third quarter earnings of $11 million, or $.10 (post-split) per share.

         COMBINATION OF SUBSIDIARY BANKS. On November 14, 1996, the Company combined its subsidiary banks, Crestar Bank MD, Crestar Bank NA, and Crestar Bank (Virginia), into one Virginia bank named Crestar Bank. A week earlier, Crestar Bank FSB had merged into Crestar Bank MD.

         The combination of its subsidiary banks into one bank is expected to achieve synergies and other cost savings, although the savings will be modest since the Company, for a number of years, has for all practical purposes operated its subsidiary banks as if they were one combined banking enterprise. The combination of the subsidiary banks into a Virginia bank is not expected to have any effect on the services or products offered to customers or any other substantive change in the way the Company does business.

         COMPLETED ACQUISITION. On December 31, 1996, the Company completed its acquisition of Citizens Bancorp ("Citizens"), in a statutory merger in exchange for Crestar Common Stock (the "Citizens Merger"). Citizens was the second largest bank holding company headquartered in Maryland with assets of $4.1 billion as of December 31, 1996. The merger was accounted for as a pooling of interests business combination. Accordingly, all consolidated financial information reflects the results of the Company and Citizens, on a combined basis, for all periods presented.

         COMMON STOCK SPLIT. In December 1996, the Company's Board of Directors declared a two-for-one common stock split, in the form of a stock dividend. The two-for-one stock split was distributed on January 24, 1997. Per common share data contained in this registration statement has been adjusted, for all periods presented, to reflect the common stock split.

         HOLDING COMPANY STATUS. Since the Company is a holding company, the rights of the Company to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise (and thus the ability of holders of the Junior Subordinated Debentures to benefit indirectly from such distribution) are subject to the prior claims of creditors of that subsidiary, except to the extent that the Company may itself be a creditor of that subsidiary. Claims on the Company's subsidiaries by creditors other than the Company include long-term debt and substantial obligations in respect of federal funds purchased, securities sold under repurchase agreements and certain other short-term borrowings, as well as deposit liabilities.

          REGULATORY CAPITAL BENEFITS TO CRESTAR FINANCIAL CORPORATION

         The Company is required by the Board of Governors of the Federal Reserve System ("Federal Reserve Board") to maintain certain levels of capital for bank regulatory purposes. For these purposes, different capital instruments are classified as either Tier 1 or Tier 2 capital, with Tier 1 being the more favorable classification. The Federal Reserve Board has recently stated that long-term cumulative preferred instruments issued by a special-purpose subsidiary of a bank holding company and structured in the manner in which the Capital Securities are structured normally will be accorded Tier 1 Capital treatment. The Company believes that the Capital Securities qualify for Tier 1 capital treatment. Such treatment, together with the Company's ability to deduct, for income tax purposes, the interest payable on the Junior Subordinated Debentures, provide the Company with a more cost-effective means of obtaining capital for regulatory purposes than if the Company itself were to issue additional preferred stock.

         As of the date of this Prospectus, the Company has authorized preferred stock but has no series of preferred stock outstanding.

                            CRESTAR CAPITAL TRUST I

         Crestar Capital Trust I is a statutory business trust created under Delaware law pursuant to the filing of a certificate of trust with the Delaware Secretary of State on December 20, 1996, which is governed by the Trust Agreement executed by the Company, as Depositor, the Property Trustee, the Delaware Trustee, and three individual Administrators. The Trust exists for the exclusive purposes of (i) issuing and selling the Capital Securities, Common Securities and Exchange Capital Securities, (ii) using the proceeds from the sale of Capital Securities and Common Securities to acquire Junior Subordinated Debentures issued by the Company, (iii) exchanging the Junior Subordinate Debentures for Exchange Debentures in the Exchange Offer pursuant to the Indenture and (iv) engaging in only those other activities necessary, advisable or incidental thereto (such as registering the transfer of the Capital Securities). Accordingly, the Junior Subordinated Debentures will be the sole assets of the Trust, and payments by the Company under the Junior Subordinated Debentures and the related Expense Agreement will be the sole revenue of the Trust. All of the Common Securities are owned by the Company. The Common Securities rank pari passu, and payments will be made thereon pro rata with the Capital

Securities except that upon the occurrence and continuance of an event of default under the Trust Agreement resulting from a Debenture Event of Default, the rights of the Company as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital Securities. See "Description of Capital Securities -- Subordination of Common Securities". The Company has acquired Common Securities in an aggregate liquidation amount equal to 3% of the total capital of the Trust.

         The Trust has a term of approximately 31 years, but may terminate earlier as provided in the Trust Agreement. The Trust's business and affairs are conducted by its administrators, each appointed by the Company as holder of the Common Securities. Under the Trust Agreement, the trustees for the Trust are The Chase Manhattan Bank, as the Property Trustee and Chase Manhattan Bank Delaware as the Delaware Trustee, and, in addition, there are three individual administrators (the "Administrators") who are employees or officers of or affiliated with the Company the Property Trustee, the Delaware Trustee and the Administrators, (collectively, the "Issuer Trustees"). The Chase Manhattan Bank is also trustee under the Guarantee and the Indenture (each as defined herein). See "Description of Guarantee" and "Description of Junior Subordinated Debentures." The holder of the Common Securities of the Trust or the holders of a majority in Liquidation Amount of Capital Securities if a Debenture Event of Default has occurred under the Trust Agreement and is continuing will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrators; such voting rights are vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the Trust Agreement. Pursuant to the Expense Agreement, the Company pays all fees and expenses related to the Trust and the offering of the Capital Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Trust.

         Pursuant to the Expense Agreement, the Company has irrevocably and unconditionally guaranteed to each person or entity to whom the Trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the Trust, other than obligations of the Trust to pay to the holders of any Capital Securities or other similar interests in the Trust of the amounts due such holders pursuant to the terms of the Capital Securities or such other similar interests, as the case may be.

         The principal executive office of the Trust is P.O. Box 26665, 919 East Main Street, Richmond, Virginia, 23261-6665 and its telephone number is (804) 782-5171.

                       OTHER COMPANY SECURITIES OFFERINGS

         The Company has filed shelf registration statements (the "Shelf Registration Statements") for approximately $300 million of securities which include subordinated debt, preferred stock and common stock. The Shelf Registration Statements (and any similar subsequent registration statements) could be used by the Company to issue securities which are classified as Tier 1 capital and which rank pari passu with the Capital Securities, Junior Subordinated Debentures and the Guarantee as well as senior to such securities.

                              ACCOUNTING TREATMENT

         For financial reporting purposes, the Trust will be treated as a subsidiary of the Company and, accordingly, the accounts of the Trust will be included in the consolidated financial statements of the Company. The Capital Securities will either be presented as a separate line item in the consolidated balance sheet of the Company, or presented as a component of long-term debt in the consolidated balance sheet of the Company, and appropriate disclosures about the Capital Securities, the Guarantee and the Junior Subordinated Debentures will be included in the notes to the consolidated financial statements. For financial reporting purposes, the Company will record Distributions payable on the Capital Securities as an expense in the consolidated statement of income.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

         In connection with the sale of the Old Capital Securities, the Company and the Trust entered into the Registration Rights Agreement with the Initial Purchasers pursuant to which the Company and the Trust agreed to file and to use their reasonable efforts to cause to become effective with the Commission a registration statement with respect to the exchange of the Old Capital Securities for the Exchange Capital Securities. A copy of the Registration Rights Agreement has been filed as an Exhibit to the Registration Statement of which this Prospectus is a part.

         The Exchange Offer is being made to satisfy the contractual obligations of the Company and the Trust under the Registration Rights Agreement. The form and terms of the Exchange Capital Securities are the same as the form and terms of the Old Capital Securities except that the Exchange Capital Securities have been registered under the Securities Act, and will not provide for any increase in the Distribution rate thereon. In that regard, the Old Capital Securities provide, among other things, that, if a registration statement relating to the Exchange Offer has not been filed by May [30], 1997 and declared effective by June 29, 1997, the Distribution rate borne by the Old Capital Securities, currently 8.16%, commencing on June 29, 1997 will increase by 0.25% per annum until the Exchange Offer is consummated. Upon consummation of the Exchange Offer, holders of Old Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors -- Consequences of a Failure to Exchange Old Capital Securities" and "Description of Old Capital Securities."

         The Exchange Offer is not being made to, nor will the Trust accept tenders for exchange from, holders of Old Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

         Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Old Capital Securities are registered on the books of the Trust or any other person who has obtained a properly completed bond power from such holder, or any participant in the Depository Trust Company ("DTC") system whose name appears on a security position listing as the holder of such Old Capital Securities and who desires to deliver such Old Capital Securities by book-entry transfer at DTC.

         Pursuant to the Exchange Offer, the Company will exchange promptly after the Expiration Date, the Old Junior Subordinated Debentures, in an amount corresponding to the Old Capital Securities accepted for exchange, for a like aggregate principal amount of the Exchange Debentures. The Guarantee and Exchange Debentures have been registered under the Securities Act.

TERMS OF THE EXCHANGE OFFER

         The Trust hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $200,000,000 aggregate Liquidation Amount of Exchange Capital Securities for a like aggregate Liquidation Amount of Old Capital Securities properly tendered on or prior to the Expiration Date and not properly withdrawn in accordance with the procedures described below. The Trust will issue, promptly after the Expiration Date, an aggregate Liquidation Amount of up to $200,000,000 of Exchange Capital Securities in exchange for a like principal amount of outstanding Old Capital Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Old Capital Securities in whole or in part in a Liquidation Amount of not less than $100,000 (100 Capital Securities) or any integral multiple of $1,000 Liquidation Amount (1 Capital Security) in excess thereof.

         The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered. As of the date of this Prospectus, $200,000,000 aggregate Liquidation Amount of Old Capital Securities is outstanding.

         Holders of Old Capital Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Old Capital Securities which are not tendered for or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Declaration, but will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors -- Consequences of a Failure to Exchange Old Capital Securities" and "Description of Old Securities."

         If any tendered Old Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Capital Securities will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

         Holders who tender Old Capital Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Capital Securities in connection with the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "-- Fees and Expenses."

         NEITHER THE COMPANY, ITS BOARD OF DIRECTORS NOR ANY ISSUER TRUSTEE OF THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF OLD CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD CAPITAL SECURITIES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OLD CAPITAL SECURITIES TO TENDER BASED ON SUCH HOLDERS OWN FINANCIAL POSITION AND REQUIREMENTS.

         The term "Expiration Date" means 5:00 p.m., New York City time, on, 1997 unless the Exchange Offer is extended by the Company or the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).

         The Company and the Trust expressly reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange,
(ii) to terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) if the Trust determines, in its sole and absolute discretion, that any of the events or conditions referred to under "-- Conditions to the Exchange Offer" have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities as described under "-- Withdrawal Rights," and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by the Company and the Trust to constitute a material change, or if the Company and the Trust waive a material condition of the Exchange Offer, the Company and the Trust will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the holders of the Old Capital Securities, and the Company and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

         Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral (promptly confirmed in writing) or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Company and the Trust may choose to make any public announcement and subject to applicable law, the Company and the Trust shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF EXCHANGE CAPITAL SECURITIES

         Upon the terms and subject to the conditions of the Exchange Offer, the Trust will exchange, and will issue to the Exchange Agent, Exchange Capital Securities for Old Capital Securities validly tendered and not withdrawn promptly after the Expiration Date.

         In all cases, delivery of Exchange Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of
(i) Old Capital Securities or a book-entry confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC, (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees or (in case of a book-entry transfer) an Agent's Message in lieu of the Letter of Transmittal, and (iii) any other documents required by the Letter of Transmittal.

         The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC. The term "Agent's Message" means a message, transmitted by DTC to and received by the Exchange Agent and forming a part of book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant, which acknowledgment states that such participant has received and agrees to be bound by, and make the representations and warranties contained in, the Letter of Transmittal and that the Trust and the Company may enforce such Letter of Transmittal against such participant.

         Subject to the terms and conditions of the Exchange Offer, the Trust will be deemed to have accepted for exchange, and thereby exchanged, Old Capital Securities validly tendered and not withdrawn as, if and when the Trust gives oral (promptly confirmed in writing) or written notice to the Exchange Agent of the Trust's acceptance of such Old Capital Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Trust for the purpose of receiving tenders of Old Capital Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Old Capital Securities, Letters of Transmittal and related documents and transmitting Exchange Capital Securities to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Old Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Trust's acceptance for exchange of Old Capital Securities) or the Trust extends the Exchange Offer or is unable to accept for exchange or exchange Old Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Trust's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Trust and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Old Capital Securities and such Old Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "-- Withdrawal Rights."

         Pursuant to the Letter of Transmittal or Agent's Message in lieu thereof, a holder of Old Capital Securities will warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer Old Capital Securities, that the Trust will acquire good, marketable and unencumbered title to the tendered Old Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and the Old Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Old Capital Securities tendered pursuant to the Exchange Offer.

PROCEDURES FOR TENDERING OLD CAPITAL SECURITIES

         VALID TENDER. Except as set forth below, in order for Old Capital Securities to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees or (in the case of a book-entry transfer) an Agent's Message in lieu of the Letter of Transmittal and any other required documents, must be received by the Exchange Agent at one of its addresses set forth under "-- Exchange Agent," and either (i) tendered Old Capital Securities must be received by the Exchange Agent, or (ii) such Old Capital Securities must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation, including an Agent's Message if the tendering holder has not delivered a Letter of Transmittal, must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or (iii) the guaranteed delivery procedures set forth below must be complied with.

         If less than all of the Old Capital Securities are tendered, a tendering holder should fill in the amount of Old Capital Securities being tendered in the appropriate box on the Letter of Transmittal or so indicate in an Agent's Message in lieu of the Letter of Transmittal. The entire amount of Old Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

         THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

         BOOK-ENTRY TRANSFER. The Exchange Agent will establish an account with respect to the Old Capital Securities at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Old Capital Securities by causing DTC to transfer such Old Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of Old Capital Securities may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message in lieu of the Letter of Transmittal, and any other required documents, must in any case be delivered to and received by the Exchange Agent at its address set forth under "-- Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedures set forth below must be complied with.

         DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

         SIGNATURE GUARANTEES. Certificates for the Old Capital Securities need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (a) a certificate for the Old Capital Securities is registered in a name other than that of the person surrendering the certificate or (b) such holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (a) or (b) above, such certificates for Old Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein):
(i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or
(v) a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

         GUARANTEED DELIVERY. If a holder desires to tender Old Capital Securities pursuant to the Exchange Offer and the certificates for such Old Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or prior to the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, such Old Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

                  (a) such tenders are made by or through an Eligible
         Institution;

                  (b) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided below, on or prior to the Expiration Date; and

                  (c) the certificates (or a book-entry confirmation) representing all tendered Old Capital Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

         The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mailed to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

         Notwithstanding any other provision hereof, the delivery of Exchange Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of Old Capital Securities, or of a book-entry confirmation with respect to such Old Capital Securities, and a properly completed and duly executed Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of Exchange Capital Securities might not be made to all tendering holders at the same time, and will depend upon when Old Capital Securities, book-entry confirmations with respect to Old Capital Securities and other required documents are received by the Exchange Agent.

         The Trust's acceptance for exchange of Old Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder and the Trust upon the terms and subject to the conditions of the Exchange Offer.

         DETERMINATION OF VALIDITY. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Capital Securities will be determined by the Company and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. The Company and the Trust reserve the absolute right, in their sole and absolute discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the opinion of counsel to the Company and the Trust, be unlawful. The Company and the Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "-- Conditions to the Exchange Offer" or any condition or irregularity in any tender of Old Capital Securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

         The interpretation by the Company and the Trust of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Old Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither the Company, the Trust, any affiliates or assigns of the Company or the Trust, the

Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

         If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Company and the Trust, proper evidence satisfactory to the Company and the Trust, in their sole discretion, of such person's authority to so act must be submitted.

         A beneficial owner of Old Capital Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.

RESALES OF EXCHANGE CAPITAL SECURITIES

         The Trust is making the Exchange Offer for the Exchange Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Company nor the Trust sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences, the Company and the Trust believe that Exchange Capital Securities issued pursuant to the Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. However, any holder of Old Capital Securities who is an "affiliate" of the Company or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing Exchange Capital Securities, or any broker-dealer who purchased Old Capital Securities from the Trust for resale pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for Exchange Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Capital Securities.

         Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for Exchange Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company or the Trust, (ii) any Exchange Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. In addition, the Company and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Company and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Old Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Company and the Trust believe that Participating Broker-Dealers who acquired Old Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of Exchange Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Company and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Capital Securities for a period ending 90-days after the Expiration Date (subject to extension under certain limited circumstances described below) or, if earlier, when all such Exchange Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of Exchange Capital Securities received in exchange for Old Capital Securities pursuant to the Exchange Offer must notify the Company or the Trust, or cause the Company or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "-- Exchange Agent." Any Participating Broker-Dealer who is an "affiliate" of the Company or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

         In that regard, each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal or delivery of an Agent's Message in lieu thereof, that, upon receipt of notice from the Company or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of Exchange Capital Securities (or the Guarantee or the Exchange Debentures, as applicable) pursuant to this Prospectus until the Company or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company or the Trust has given notice that the sale of the Exchange Capital Securities (or the Guarantee or the Exchange Debentures, as applicable) may be resumed, as the case may be. If the Company or the Trust gives such notice to suspend the sale of the Exchange Capital Securities (or the Guarantee or the Exchange Debentures, as applicable), it shall extend the 90-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of Exchange Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the Exchange Capital Securities or to and including the date on which the Company or the Trust has given notice that the sale of Exchange Capital Securities (or the Guarantee or the Exchange Debentures, as applicable) may be resumed, as the case may be.

WITHDRAWAL RIGHTS

         Except as otherwise provided herein, tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date.

         In order for a withdrawal to be effective, a written, telegraphic or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at one of its addresses set forth under "-- Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Old Capital Securities to be withdrawn, the aggregate principal amount of Old Capital Securities to be withdrawn, and (if certificates for such Old Capital Securities have been tendered) the name of the registered holder of the Old Capital Securities as set forth on the Old Capital Securities, if different from that of the person who tendered such Old Capital Securities. If Old Capital Securities have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such Old Capital Securities, the tendering holder must submit the serial numbers shown on the particular Old Capital Securities to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Old Capital Securities tendered for the account of an Eligible Institution. If Old Capital Securities have been tendered pursuant to the procedures for book-entry transfer set forth in "-- Procedures for Tendering Old Capital Securities," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Old Capital Securities, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written, telegraphic or facsimile transmission. Withdrawals of tenders of Old Capital Securities may not be rescinded. Old Capital Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "-- Procedures for Tendering Old Capital Securities."

         All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Trust, in its sole discretion, whose determination shall be final and binding on all parties. Neither the Company, the Trust, any affiliates or assigns of the Company or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Old Capital Securities which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

DISTRIBUTIONS ON EXCHANGE CAPITAL SECURITIES

         Holders of Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive Distributions on such Old Capital Securities and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and including December 15, 1996. Accordingly, holders of Exchange Capital Securities as of the record date for the payment of Distributions on June 15, 1997 will be entitled to receive Distributions accumulated from and including December 15, 1996.

CONDITIONS TO THE EXCHANGE OFFER

         Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Company and the Trust will not be required to accept for exchange, or to exchange, any Old Capital Securities for any Exchange Capital Securities, and, as described below, may terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exists or have not been satisfied:

                  (a) there shall occur a change in the current interpretation by the staff of the Commission which permits the Exchange Capital Securities issued pursuant to the Exchange Offer in exchange for Old Capital Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is an "affiliate" of the

         Company or the Trust within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such Exchange Capital Securities are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Capital Securities; or

                  (b) any law, statute, rule or regulation shall have been adopted or enacted which, in the judgment of the Company or the Trust, would reasonably be expected to impair its ability to proceed with the Exchange Offer; or

                  (c) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement or proceedings shall have been initiated or, to the knowledge of the Company or the Trust, threatened for that purpose or any governmental approval has not been obtained, which approval the Company or the Trust shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

         If the Company or the Trust determines in its sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, it may, subject to applicable law, terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Company or the Trust will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the Old Capital Securities and will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

EXCHANGE AGENT

         The Chase Manhattan Bank has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent by registered or certified mail or by hand or overnight delivery as follows:

         By Registered or Certified Mail or Hand or Overnight Delivery:

                  The Chase Manhattan Bank
                  55 Water Street, Room 234
                  North Building
                  New York, New York 10041
                  Attention: Carlos Esteves

                  Confirm By Telephone: (212) 638-0828

         Facsimile Transmissions:  (212) 638-7375 or (212) 344-9367

         Delivery to other than the above addresses or facsimile numbers will not constitute a valid delivery.

FEES AND EXPENSES

         The Company has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Old Capital Securities, and in handling or tendering for their customers.

         Holders who tender their Old Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, Exchange Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

         Neither the Company nor the Trust will make any payment to brokers, dealers or other nominees soliciting acceptances of the Exchange Offer.

                   DESCRIPTION OF EXCHANGE CAPITAL SECURITIES

         Pursuant to the terms of the Trust Agreement, the Issuer Trustees has issued the Capital Securities and the Common Securities and will issue the Exchange Capital Securities pursuant to the Exchange Offer. The Exchange Capital Securities will represent preferred beneficial interests in the Trust and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption of the Trust Securities or liquidation of the Trust over the Common Securities. See "-- Subordination of Common Securities." The Trust Agreement has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). This summary of certain provisions of the Exchange Capital Securities and the Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Trust Agreement, including the definitions therein of certain terms.

GENERAL

         The Capital Securities (including the Old Capital Securities and the Exchange Capital Securities) are limited to $200,000,000 aggregate Liquidation Amount at any one time outstanding. The Capital Securities will rank pari passu, and payments will be made thereon pro rata, with the Common Securities except as described under "Subordination of Common Securities." Legal title to the Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the Capital Securities and Common Securities. The Guarantee executed by the Company for the benefit of the holders of the Exchange Capital Securities (the "Guarantee") will be a guarantee on a subordinated basis but will not guarantee payment of Distributions or amounts payable on redemption of the Capital Securities or on liquidation of the Trust when the Trust does not have funds on hand available to make such payments. See "Description of Guarantee."

DISTRIBUTIONS

         Distributions on the Exchange Capital Securities will be cumulative, will accumulate from December 15, 1996 and will be payable at the annual rate of 8.16% of the Liquidation Amount, and will be payable semi-annually in arrears on June 15 and December 15 of each year, commencing June 15, 1997, to the holders of the Exchange Capital Securities on the relevant record dates. The record dates will be the first day of the month in which the relevant Distribution Date (as defined below) occurs. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which Distributions are payable on the Capital Securities is not a Business Day (as defined below), payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay), in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the Debenture Trustee is closed for business.

         So long as no Debenture Event of Default has occurred and is continuing, the Company has the right under the Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may end on a date other than an interest payment date or extend beyond the Stated Maturity. As a consequence of any such election, semi-annual Distributions on the Capital Securities will be deferred by the Trust during any such Extension Period. Distributions to which holders of the Capital Securities are entitled will accumulate additional Distributions thereon at the rate per annum of 8.16% thereof, compounded semi-annually from the relevant Distribution Date, but not exceeding the interest rate then accruing on the Junior Subordinated Debentures. The term "Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock (which includes common and preferred stock) or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including Other Debentures) that rank pari passu with or junior in interest to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company (including Other Guarantees) if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee and (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers or employees). Prior to the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity. Upon the termination of any such Extension Period and the payment of all amounts then due, and subject to the foregoing limitations, the Company may elect to begin a new Extension Period. The Company must give the Property Trustee, the Administrators and the Debenture Trustee notice of its election of any such Extension Period at least five Business Days prior to the earlier of (i) the date the Distributions on the Capital Securities would have been payable except for the election to begin such Extension Period or (ii) the date the Administrators are required to give notice to any automated quotation system or to holders of such Capital Securities of the record date or the date such Distributions are payable but in any event not less than five Business Days prior to such record date. There is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Description of Exchange Debentures -- Option to Defer Interest Payments" and "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

         The revenue of the Trust available for distribution to holders of the Capital Securities will be limited to payments under the Junior Subordinated Debentures in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities. See "Description of Exchange Debentures - General." If the Company does not make interest payments on the Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Capital Securities. The payment of Distributions (if and to the extent the Trust has funds available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the Company on a subordinated basis as set forth herein under "Description of Guarantee."

REDEMPTION

         Upon the repayment in full at the Stated Maturity or prepayment in whole (but not in part) of the Junior Subordinated Debentures, the proceeds from such repayment or prepayment shall be applied by the Property Trustee to redeem the Trust Securities, upon not less than 15 nor more than 60 days' notice of a date of redemption (the "Redemption Date"), at the applicable Redemption Price, which shall be equal to (i) in the case of the repayment of the Junior Subordinated Debentures at the Stated Maturity, the Maturity Redemption Price (equal to the principal of, and accrued interest on, the Junior Subordinated Debentures), (ii) in the case of the prepayment of the Junior Subordinated Debentures upon the occurrence and continuation of a Tax Event, Investment Company Event or Capital Treatment Event, the Event Redemption Price (which is equal to the Event Prepayment Price in respect of the Junior Subordinated Debentures) (see "Description of Junior Subordinated Debentures - Tax Event, Investment Company Event or Capital Treatment Event Prepayment") and (iii) in the case of the optional prepayment of the Junior Subordinated Debentures, the Optional Redemption Price (equal to the Optional Prepayment Price in respect of the Junior Subordinated Debentures). See "Description of Exchange Debentures -- Optional Prepayment."

         Upon the optional prepayment in part of the Junior Subordinated Debentures on or after December 15, 2006, the proceeds from such prepayment shall be applied by the Property Trustee to redeem Trust Securities upon not less than 15 nor more than 60 days' notice of a date of redemption (the "Redemption Date"), at the Optional Redemption Price. The Trust Securities to be redeemed shall be selected by the Company pro rata, by lot or by any other method determined by the Trustees to be equitable.

         The Company will have the right to prepay the Junior Subordinated Debentures in whole or in part (i) on or after December 15, 2006, in whole at any time or in part from time to time at the applicable Optional Prepayment Price (as defined under "Description of Exchange Debentures - Optional Prepayment"), and (ii) at any time, in whole (but not in part) upon the occurrence of a Tax Event, Investment Company Event or Capital Treatment Event, at the Event Prepayment Price, in each case subject to receipt of prior approval by the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve.

         Under regulations of the Federal Reserve, any perpetual preferred securities with a feature permitting redemption at the option of the issuer can qualify as Tier 1 capital only if the redemption is subject to prior approval of the Federal Reserve. Therefore, any redemption of the Junior Subordinated Debentures and attendant redemption of the Capital Securities will be subject to the prior approval of the Federal Reserve if such regulations have not been revised. Under current policies, the Federal Reserve may grant approval of a redemption without a formal application or notice if (1) the redemption, together with other redemptions and repurchases of securities in the preceding 12 months, constitutes less than 10% of the bank holding company's net worth or
(2) both before and after the redemption, the bank holding company is well-capitalized and highly-rated.

LIQUIDATION OF THE TRUST AND DISTRIBUTION OF EXCHANGE DEBENTURES

         The Company will have the right upon the occurrence of a Tax Event, Investment Company Event or Capital Treatment Event to terminate the Trust and, after satisfaction of liabilities to creditors of the Trust as required by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. Such right is subject to the Company having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve and subject to the Company having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities.

         Under current United States Federal income tax law and interpretations and assuming, as expected, the Trust is treated as a grantor trust, a distribution of the Junior Subordinated Debentures will not be a taxable event to holders of the Capital Securities. Should there be a change in law, a change in legal interpretation, a Tax Event or other circumstances, however, the distribution could be a taxable event to holders of the Capital Securities. See

"Certain Federal Income Tax Consequences -- Distribution of Junior Subordinated Debentures to Holders of Capital Securities."

         The Trust shall automatically dissolve and its affairs shall be wound up upon the first to occur of: (i) certain events of bankruptcy, a receivership of the Company or the Bank, or dissolution of liquidation of the Company; (ii) the written direction to the Property Trustee from the Depositor to dissolve the Trust upon the occurrence of a Tax Event, Investment Company Event or Capital Treatment Event; (iii) redemption of all of the Trust Securities as described above under "- Redemption"; (iv) expiration of the term of the Trust; and (v) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

         If an early dissolution occurs as described in clause (i), (ii) (iv), or (v) above, the Trust shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Trust Securities a Like Amount (as defined below) of the Exchange Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the liquidation of the assets of the Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate of the Liquidation Amount plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Capital Securities shall be paid on a pro rata basis. The holder(s) of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Capital Securities, except that if a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities. See "-- Subordination of Common Securities." If an early termination occurs as described in clause (v) above, the Junior Subordinated Debentures will be subject to optional prepayment in whole (but not in part).

         "Like Amount" means Exchange Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Exchange Debentures are distributed.

         If the Company elects not to prepay the Junior Subordinated Debentures prior to the Stated Maturity and if there is no early dissolution of the Trust, the Capital Securities will remain outstanding until the repayment of the Junior Subordinated Debentures at the Stated Maturity.

         After the liquidation date is fixed for any distribution of Exchange Junior Subordinated Debentures to holders of the Trust Securities (i) the Capital Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the record holder of the Capital Securities, will receive a registered global certificate or certificates representing the Exchange Debentures to be delivered upon such distribution and (iii) any certificates representing Capital Securities not held by DTC or its nominee will be deemed to represent Exchange Debentures having a principal amount equal to the Liquidation Amount of such Capital Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on such Capital Securities until such certificates are presented to the Property Trustee or their agent for cancellation whereupon the Company will issue to such holder, and the Debenture Trustee will authenticate, a certificate representing such Junior Subordinated Debentures.

         There can be no assurance as to the market prices for the Exchange Capital Securities or the Exchange Debentures that may be distributed in exchange for the Trust Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Exchange Capital Securities that an investor may purchase, or the Exchange Debentures that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Exchange Capital Securities offered hereby.

REDEMPTION PROCEDURES

         Trust Securities shall be redeemed, if at all, at the applicable Redemption Price with the proceeds from the contemporaneous repayment or prepayment of the Exchange Debentures. Redemptions of the Trust Securities shall be made and the applicable Redemption Price shall be payable on the Redemption Date only to the extent that the Trust has funds on hand available for the payment of such applicable Redemption Price. See "-- Subordination of Common Securities."

         If the Trust gives a notice of redemption in respect of the Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, with respect to the Capital Securities held in global form, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the applicable Redemption Price to the holders of the Capital Securities. See "-- Form, Denomination, Book-Entry Procedures and Transfer" and "- Payment and Paying Agency." With respect to the Capital Securities held in certificated form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the Capital Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the applicable Redemption Price to the holders thereof upon surrender of their certificates evidencing the Capital Securities. See "-- Payment and Paying Agency." Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date shall be payable to the holders of such Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the Exchange Capital Securities will cease, except the right of the holders of the Exchange Capital Securities to receive the applicable Redemption Price, but without interest on such Redemption Price, and the Exchange Capital Securities will cease to be outstanding. In the event that any date fixed for redemption of Exchange Capital Securities is not a Business Day, then payment of the applicable Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay). In the event that payment of the applicable Redemption Price is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Guarantee as described under "Description of Guarantee," Distributions on Capital Securities will continue to accrue at the then applicable rate, from the Redemption Date originally established by the Trust to the date such applicable Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the applicable Redemption Price.

         Subject to applicable law (including, without limitation, United States Federal securities law), the Company or its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

         Payment of the applicable Redemption Price on, and any distribution of Junior Subordinated Debentures to holders of, the Trust Securities shall be made to the applicable recordholders thereof as they appear on the register therefor on the relevant record date, which shall be a date at least 15 days prior to the Redemption Date or liquidation date, as applicable.

         Notice of any redemption will be mailed at least 15 days but not more than 60 days before the Redemption Date to each holder of Trust Securities at its registered address. Unless the Company defaults in payment of the applicable Prepayment Price on, or in the repayment of, the Junior Subordinated Debentures, on and after the Redemption Date Distributions will cease to accrue on the Trust Securities called for redemption.

SUBORDINATION OF COMMON SECURITIES

         Payment of Distributions on, and the Redemption Price of, the Capital Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amounts of the Capital Securities and Common Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or applicable Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of the Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the applicable Redemption Price the full amount of such Redemption Price on all of the outstanding Capital Securities, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Capital Securities then due and payable.

         In the case of any Event of Default under the Trust Agreement resulting from a Debenture Event of Default, the Company as holder of the Common Securities will be deemed to have waived any right to act with respect to any such Event of Default until the effect of all such Events of Default have been cured, waived or otherwise eliminated. Until any such Events of Default have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Capital Securities and not on behalf of the Company as holder of the Common Securities, and only the holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

EVENTS OF DEFAULT; NOTICE

         Any one of the following events constitutes an Event of Default under the Trust Agreement (an "Event of Default") (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (i) the occurrence of a Debenture Event of Default (see "Description of Exchange Debentures - Debenture Events of Default"); or

         (ii) default by the Property Trustee in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

         (iii) default by the Property Trustee in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

         (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in the Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is addressed in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Issuer Trustee or Trustees by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Capital Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Trust Agreement; or

         (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by the Company to appoint a successor Property Trustee within 60 days thereof.

         Within 90 days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Capital Securities, the Administrators and the Company, as Depositor, unless such Event of Default shall have been cured or waived. The Company, as Depositor, and the Administrators are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

         If a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a preference over the Common Securities upon termination of the Trust as described above. See "-- Liquidation of the Trust and Distribution of Junior Subordinated Debentures."

REMOVAL OF ISSUER TRUSTEES

         Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Capital Securities. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrators, which voting rights are vested exclusively in the Company as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

         Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust's property may at the time be located, the Company, as the holder of the Common Securities, and the Administrators shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust's property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the Trust Agreement. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

         Any entity into which the Property Trustee, the Delaware Trustee or any Administrator that is not a natural person may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any entity succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under the Trust Agreement, provided such entity shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST

         The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other entity, except as described below or pursuant to a liquidation as described above in "-Liquidation of the Trust and Distribution of Exchange Debentures." The Trust may, at the request of the Company, as Depositor, with the consent of the Administrators but without the consent of the holders of the Capital Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Capital Securities or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Capital Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Junior Subordinated Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Capital Securities are then listed, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital

Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Company has received an opinion from independent counsel to the Trust experienced in such matters to the effect that
(a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and
(viii) the Company or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than a grantor trust for United States Federal income tax purposes. In addition, the Property Trustee will be required pursuant to the Indenture to exchange, as a part of the Exchange Offer, the Junior Subordinated Debentures for the Exchange Debentures, which have terms identical in all material respects to the Junior Subordinated Debentures except for the transfer restrictions under the Securities Act and the provision for an increase in the interest rate thereon under certain circumstances.

VOTING RIGHTS; AMENDMENT OF THE TRUST AGREEMENT

         Except as provided below and under "Description of Guarantee - Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Capital Securities will have no voting rights.

         The Trust Agreement may be amended from time to time by the Company and the Issuer Trustees, without the consent of the holders of the Trust Securities
(i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of the Trust Agreement, or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for United States Federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of any holder of Trust Securities, and any amendments of the Trust Agreement shall become effective when notice thereof is given to the holders of the Trust Securities. The Trust Agreement may be amended by the Issuer Trustees and the Company with (i) the consent of holders representing not less than a majority (based upon Liquidation Amounts) of the outstanding Trust Securities, and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States Federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act, provided that without the consent of each holder of Trust Securities, the Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

         So long as any Junior Subordinated Debentures are held by the Trust, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on such Property Trustee with respect to the Junior Subordinated Debentures, (ii) waive any past default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the Capital Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except by subsequent vote of such holders. The Property Trustee shall notify each holder of Capital Securities of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of such holders of the Capital Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation for United States Federal income tax purposes on account of such action.

         Any required approval of holders of Capital Securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Capital Securities in the manner set forth in the Trust Agreement.

         No vote or consent of the holders of Capital Securities will be required for the Trust to redeem and cancel the Capital Securities in accordance with the Trust Agreement.

         Notwithstanding that holders of the Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Company, the Issuer Trustees or any affiliate of the Company or any Issuer Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

FORM, DENOMINATION, BOOK-ENTRY PROCEDURES AND TRANSFER

         The Exchange Capital Securities may be represented by one or more Exchange Capital Securities in registered, global form (collectively, the "Global Capital Securities"). The Global Capital Securities will be deposited upon issuance with the Property Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

         Except as set forth below, the Global Capital Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Capital Securities may not be exchanged for Capital Securities in certificated form except in the limited circumstances described below.

DEPOSITARY PROCEDURES

         DTC has advised the Trust and the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

         DTC has also advised the Trust and the Company that, pursuant to procedures established by it, (i) upon deposit of the Global Capital Securities, DTC will credit the accounts of Participants designated by the Initial Purchasers with beneficial interests in the Global Capital Securities and (ii) ownership of such interests in the Global Capital Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Capital Securities).

         Investors in the Restricted Global Capital Securities may hold their interests therein directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system. Investors in the Regulation S Global Capital Securities must initially hold their interests therein through Euroclear or CEDEL, if they are participants in such systems, or indirectly through organizations which are participants in such systems. Euroclear and CEDEL will hold interests in the Regulation S Global Capital Securities on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositaries, which are Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear, and Citibank, N.A., as operator of CEDEL. The depositaries, in turn, will hold such interests in the Regulation S Global Capital Securities in customers' securities accounts in the depositaries' names on the books of DTC. All interest in a Global Capital Security, including those held through Euroclear or CEDEL, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or CEDEL may also be subject to the procedures and requirements of such system. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Capital Security to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Capital Security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Capital Securities, see "-Exchange of Book-Entry Capital Securities for Certificated Capital Securities," "-Exchange of Certificated Capital Securities for Book-Entry Capital Securities" and "-Exchanges between Regulation S Capital Securities and Rule 144A Capital Securities," below.

         Except as described below, owners of interests in the Global Capital Securities will not have Capital Securities registered in their name, will not receive physical delivery of Capital Securities in certificated form and will not be considered the registered owners or holders thereof under the Trust Agreement for any purpose.

         Payments in respect of the Global Capital Security registered in the name of DTC or its nominee will be payable by the Property Trustee to DTC in its capacity as the registered holder under the Trust Agreement. Under the terms of the Trust Agreement, the Property Trustee will treat the persons in whose names the Capital Securities, including the Global Capital Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Capital Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Capital Securities or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Trust and the Company that its current practice, upon receipt of any payment in respect of securities such as the Capital Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in Liquidation Amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Capital Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee or the Trust. Neither the Trust nor the Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Capital Securities, and the Trust and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

         Except for trades involving only Euroclear and CEDEL participants, interests in the Global Capital Securities will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants.

         Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear and CEDEL will be effected in the ordinary way in accordance with their respective rules and operating procedures.

         Subject to compliance with the transfer restrictions applicable to the Capital Securities described herein, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or CEDEL participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or CEDEL, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or CEDEL, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or CEDEL, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Capital Securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and CEDEL participants may not deliver instructions directly to the depositaries for Euroclear or CEDEL.

         Because of time zone differences, the securities account of a Euroclear or CEDEL participant purchasing an interest in a Global Capital Security from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or CEDEL participant, during the securities settlement processing day (which must be a business day for Euroclear and CEDEL) immediately following the settlement date of DTC. Cash received in Euroclear or CEDEL as a result of sales of interest in a Global Capital Security by or through a Euroclear or CEDEL participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or CEDEL cash account only as of the business day for Euroclear or CEDEL following DTC's settlement date.

         DTC has advised the Trust and the Company that it will take any action permitted to be taken by a holder of Capital Securities only at the direction of one or more Participants to whose account with DTC interests in the Global Capital Securities are credited and only in respect of such portion of the aggregate Liquidation Amount of the Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Trust Agreement, DTC reserves the right to exchange the Global Capital Securities for legended Capital Securities in certificated form and to distribute such Capital Securities to its Participants.

         The information in this section concerning DTC, Euroclear and CEDEL and their book-entry systems has been obtained from sources that the Trust and the Company believe to be reliable, but neither the Trust nor the Company takes responsibility for the accuracy thereof.

         Although DTC, Euroclear and CEDEL have agreed to the foregoing procedures to facilitate transfers of interest in the Regulation S Global Capital Securities among participants in DTC, Euroclear and CEDEL, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trust nor the Property Trustee will have any responsibility for the performance by DTC, Euroclear or CEDEL or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

EXCHANGE OF BOOK-ENTRY CAPITAL SECURITIES FOR CERTIFICATED CAPITAL SECURITIES

         A Global Capital Security is exchangeable for Capital Securities in registered certificated form if (i) DTC (x) notifies the Trust that it is unwilling or unable to continue as Depositary for the Global Capital Security and the Trust thereupon fails to appoint a successor Depositary or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company in its sole discretion elects to cause the issuance of the Capital Securities in certificated form or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default under the Trust Agreement. In all cases, certificated Capital Securities delivered in exchange for any Global Capital Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures) and will bear in the case of the Restricted Global Capital Security the restrictive legend referred to in "Notice to Investors," unless the Property Trustee determines otherwise in compliance with applicable law.

EXCHANGE OF CERTIFICATED CAPITAL SECURITIES FOR BOOK-ENTRY CAPITAL SECURITIES

         Other Capital Securities which will be issued in certificated form, may not be exchanged for beneficial interests in any Global Capital Security unless such exchange occurs in connection with a transfer of such Other Capital Securities and the transferor first delivers to the Property Trustee a written certificate (in the form provided in the Trust Agreement) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Capital Securities as set forth in Annex A hereto.

PAYMENT AND PAYING AGENCY

         Payments in respect of the Capital Securities held in global form shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates or in respect of the Capital Securities that are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrators and the Company. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Company. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrators shall appoint a successor (which shall be a bank or trust company acceptable to the Administrators and the Company) to act as Paying Agent.

RESTRICTIONS ON TRANSFER

         The Capital Securities will be issued, and may be transferred, only in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities) and multiples of $1,000 (1 Capital Security) in excess thereof. Any attempted transfer, sale or other disposition of Capital Securities in a block having a Liquidation Amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Capital Securities for any purpose, including but not limited to the receipt of Distributions on such Capital Securities, and such transferee shall be deemed to have no interest whatsoever in such Capital Securities.

RATING

         The Capital Securities have been rated "BBB" by Standard & Poor's Rating Services and "Baa1" by Moody's Investor Services, Inc.

Registrar and Transfer Agent

         The Property Trustee will act as registrar and transfer agent for the Capital Securities.

         Registration of transfers of the Capital Securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of the Capital Securities after they have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

         The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative courses of action, construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of the Capital Securities or the Common Securities are entitled under the Trust Agreement to vote, then the Property Trustee shall take such action as is directed by the Company and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

         The Administrators are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States Federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of the Company for United States Federal income tax purposes. In this connection, the Company and the Administrators are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Trust Agreement, that the Company and the Administrators determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Trust Securities.


         Holders of the Trust Securities have no preemptive or similar rights.

         The Trust may not borrow money or issue debt or mortgage or pledge any of its assets.

                       DESCRIPTION OF EXCHANGE DEBENTURES

         The Old Junior Subordinated Debentures were issued, and the Exchange Debentures will be issued, as a separate series under the Indenture. The Indenture has been qualified under the Trust Indenture Act. This summary of certain terms and provisions of the Junior Subordinated Debentures and the Indenture does not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, some of which are not otherwise defined herein, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by the Trust Indenture Act.

GENERAL

         Concurrently with the issuance of the Capital Securities, the Trust invested the proceeds thereof, together with the consideration paid by the Company for the Common Securities, in Old Junior Subordinated Debentures issued by the Company. Pursuant to the Exchange Offer, the Company will exchange the Old Junior Subordinated Debenture in an amount corresponding to the Old Capital Securities accepted for exchange, for a like principal amount of Exchange Debentures. The Exchange Debentures will bear interest at the annual rate of 8.16% of the principal amount thereof, payable semi-annually in arrears on the fifteenth day of June and December of each year (each, an "Interest Payment Date"), commencing June 15, 1997, to the person in whose name each Exchange Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. It is anticipated that until the liquidation, if any, of the Trust, each Exchange Junior Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Exchange Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) in each case with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of 8.16% thereof, compounded semi-annually. The term "interest" as used herein shall include semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.

         The Exchange Debentures will be issued as a series of junior subordinated debentures under the Indenture. The Exchange Debentures will mature on December 15, 2026.

         The Exchange Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Senior Indebtedness of the Company. Because the Company is a bank holding company, the right of the Company to participate in any distribution of assets of any subsidiary, including Crestar Bank, upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that the Company may itself be recognized as a creditor of that subsidiary. Claims on the Company's subsidiaries by creditors other than the Company include long-term debt and substantial obligations in respect of federal funds purchased, securities sold under repurchase agreements and certain other short-term borrowings, as well as deposit liabilities. Accordingly, the Exchange Debentures will be subordinated to all Senior Indebtedness of the Company and effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and holders of Exchange Debentures should look only to the assets of the Company for payments on the Exchange Debentures. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Indebtedness whether under the Indenture or any existing or other indenture that the Company may enter into in the future or otherwise, including the Company's Subordinated Indentures entered into with The Chase Manhattan Bank (formerly known as Chemical Bank). See "-- Subordination."


                                      -50--

DENOMINATIONS, REGISTRATION AND TRANSFER

         The Exchange Debentures will be represented by one or more certificates registered in the name of The Chase Manhattan Bank as Property Trustee of the Trust. If distributed to holders of Capital Securities in connection with a Tax Event, Investment Company Event or Capital Treatment Event, the Exchange Debentures will be represented by one or more global certificates registered in the name of Cede & Co. as the nominee of DTC. Beneficial interests in the Exchange Debentures will be shown on, and transfers thereof will be effected only through, records maintained by participants in DTC. The global certificates shall be exchangeable for Exchange Debentures in certificated form registered in the names of persons other than Cede & Co. only if (i) DTC notifies the Company that it is unwilling or unable to continue as a depositary for such global security, or if at any time DTC ceases to be a "clearing agency" registered under the Exchange Act, at a time when DTC is required to be so registered to act as such depositary, and no successor depositary shall have been appointed by the Company within 90 days (ii) the Company in its sole discretion determines that such global security shall be so exchangeable, or (iii) there shall have occurred and be continuing a Debenture Event of Default. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its Participants with respect to ownership of beneficial interests in such global security. In the event that Exchange Debentures are issued in certificated form, such Exchange Debentures will be in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof and may be transferred or exchanged only in such minimum denominations and in the manner and at the offices described below.

         Payments on Exchange Debentures represented by a global security will be made to DTC, as the depositary for the Exchange Debentures. In the event Exchange Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Exchange Debentures will be registrable, and Exchange Debentures will be exchangeable for Exchange Debentures of other denominations of a like aggregate principal amount, at the corporate office of the Debenture Trustee in New York, New York, or at the offices of any paying agent or transfer agent appointed by the Company, provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto or by wire transfer. In addition, if the Exchange Debentures are issued in certificated form, the record dates for payment of interest will be the first day of the last month of each semi-annual period.

         For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Description of Exchange Capital Securities Form, Denomination, Book-Entry Procedures and Transfer." If the Exchange Debentures are distributed to the holders of the Trust Securities upon the termination of the Trust, the form, denomination, book-entry and transfer procedures with respect to the Capital Securities as described under "Description of Exchange Capital Securities -Form, Denomination, Book-Entry Procedures and Transfer," shall apply to the Exchange Debentures mutatis mutandis.

PAYMENT AND PAYING AGENTS

         Payment of principal of (and premium, if any) and any interest on Exchange Debentures will be made at the office of the Debenture Trustee in the City of New York or at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made, except in the case of Exchange Debentures in global form, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register for Exchange Debentures or (ii) by transfer to an account maintained by the Person entitled thereto as specified in such register, provided that proper transfer instructions have been received by the relevant Record Date.

         Payment of any interest on any Junior Subordinated Debenture will be made to the Person in whose name such Junior Subordinated Debenture is registered at the close of business on the Record Date for such interest, except in the case of defaulted interest. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however the Company will at all times be required to maintain a Paying Agent in each Place of Payment for the Exchange Debentures.

         Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by the Company in trust, for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

OPTION TO DEFER INTEREST PAYMENTS

         So long as no Debenture Event of Default has occurred or is continuing, the Company has the right under the Indenture at any time during the term of the Junior Subordinated Debentures to defer the payment of interest at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may end on a date other than an interest payment date or extend beyond the Stated Maturity. At the end of such Extension Period, the Company must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of 8.16%, compounded semi-annually, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Junior Subordinated Debentures (and holders of the Capital Securities while Capital Securities are outstanding) will be required to accrue interest income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

         During any such Extension Period, the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock (which includes common and preferred stock) or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu with or junior to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, and (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers or employees). Prior to the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Property Trustee, the Administrators and the Debenture Trustee notice of its election of any Extension Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the date the Distributions on the Trust Securities would have been payable except for the election to begin or extend such Extension Period or (ii) the date the Administrators are required to give notice to any applicable self-regulatory organization or to holders of Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. The Administrators shall give notice of the Company's election to begin or extend a new Extension Period to the holders of the Capital Securities. There is no limitation on the number of times that the Company may elect to begin an Extension Period.

OPTIONAL PREPAYMENT

         The Exchange Debentures will be prepayable, in whole or in part, at the option of the Company at any time on or after December 15, 2006, subject to the Company having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, at a prepayment price (the "Optional Prepayment Price") equal to the percentage of the outstanding principal amount of the Junior Subordinated Debentures specified below, plus, in each case, accrued interest thereon to the date of prepayment:

         December 15, 2006 to December 14, 2007: 104.080%

         December 15, 2007 to December 14, 2008: 103.672%

         December 15, 2008 to December 14, 2009: 103.264%

         December 15, 2009 to December 14, 2010: 102.856%

         December 15, 2010 to December 14, 2011: 102.448%

         December 15, 2011 to December 14, 2012: 102.040%

         December 15, 2012 to December 14, 2013: 101.632%

         December 15, 2013 to December 14, 2014: 101.224%

         December 15, 2014 to December 14, 2015: 100.816%

         December 15, 2015 to December 14, 2016: 100.408%

         On or after December 15, 2016:  100.000%

TAX EVENT, INVESTMENT COMPANY EVENT OR CAPITAL TREATMENT EVENT PREPAYMENT

         If a Tax Event, Investment Company Event or Capital Treatment Event (as defined below) shall occur and be continuing, the Company may, at its option and subject to receipt of prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, prepay the Junior Subordinated Debentures in whole (but not in part) at any time within 90 days of the occurrence of such Tax Event, Investment Company Event or Capital Treatment Event, at a prepayment price (the "Event Prepayment Price") equal to the greater of (i) 100% of the principal amount of such Junior Subordinated Debentures or (ii) as determined by a Quotation Agent (as defined below), the sum of the present values of the principal amount and premium that would be payable as part of the Redemption Price with respect to an optional redemption of such Junior Subordinated Debentures on December 15, 2006, together with the present values of scheduled payments of interest from the prepayment date to December 15, 2006 (the "Remaining Life"), in each case discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued interest thereon to but excluding the date of prepayment. However, if the Company prepays Junior Subordinated Debentures as a result of a Tax Event, Investment Company Event or Capital Treatment Event which occurs on or after December 15, 2006, then the Event Prepayment Price shall be the Optional Prepayment Price that would be payable on optional redemption of the Junior Subordinated Debentures on the date of prepayment, which includes interest to the date of prepayment.

         "Adjusted Treasury Rate" means, with respect to any prepayment date, the Treasury Rate plus (i) 1.00% if such prepayment date occurs on or before December 15, 1997 or (ii) 0.50% if such prepayment date occurs after December 15, 1997.

         "Treasury Rate" means (i) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities", for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such prepayment date. The Treasury Rate shall be calculated on the third Business Day preceding the prepayment date.

         "Comparable Treasury Issue" means with respect to any prepayment date the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life. If no United States Treasury security has a maturity which is within a period from three months before to three months after December 15, 2006, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

         "Quotation Agent" means Morgan Stanley & Co. Incorporated.

         "Reference Treasury Dealer" means (i) Morgan Stanley & Co. Incorporated, Lehman Brothers Inc. and UBS Securities LLC and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Debenture Trustee after consultation with the Company.

         "Comparable Treasury Price" means (A) the average of five Reference Treasury Dealer Quotations for such prepayment date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Debenture Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

         "Liquidation Amount" means the stated amount of $1,000 per Capital Security.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any prepayment date, the average, as determined by the Debenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Debenture Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such prepayment date.

         "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Trust on the outstanding Capital Securities and Common Securities shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Trust has become subject as a result of a Tax Event.

         "Tax Event" means the receipt by the Company and the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the Issue Date, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States Federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by the Company on the Junior Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States Federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

         "Capital Treatment Event" means the reasonable determination by the Company that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement, action or decision is announced on or after the date of issuance of the Capital Securities under the Trust Agreement, there is more than an insubstantial risk that the Company will not be entitled to treat an amount equal to the Liquidation Amount of the Capital Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Company.

         "Investment Company Event" means the receipt by the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), the Trust is or will be considered an investment company that is required to be registered under the Investment Company Act of 1940, as amended, which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Capital Securities.

         Notice of any prepayment will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Junior Subordinated Debentures to be prepaid at its registered address. Unless the Company defaults in payment of the prepayment price, on and after the prepayment date interest ceases to accrue on such Junior Subordinated Debentures called for prepayment.

         If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Company will also pay any Additional Sums on the Junior Subordinated Debentures.

RESTRICTIONS ON CERTAIN PAYMENTS

         The Company will also covenant that it will not, and will not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock (which includes common and preferred stock) or (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Company that rank pari passu with or junior in interest to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholder's rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee and (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers or employees) if at such time (i) there shall have occurred any event of which the Company has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute a "Debenture Event of Default" and (b) in respect of which the Company shall not have taken reasonable steps to cure, (ii) if such Junior Subordinated Debentures are held by the Trust, the Company shall be in default with respect to its payment of any obligations under the Guarantee or (iii) the Company shall have given notice of its election of an Extension Period as provided in the Indenture and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.

MODIFICATION OF INDENTURE

         From time to time, the Company and the Debenture Trustee may, without the consent of the holders of Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of Junior Subordinated Debentures or the holders of Capital Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act.

         The Indenture contains provisions permitting the Company and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of Junior Subordinated Debentures to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of such Indenture or modifying the rights of the holders of Junior Subordinated Debentures of each such series, provided that no such supplemental indenture may (i) change the fixed maturity of any Junior Subordinated Debentures, or reduce the rate or extend the time of payment of any interest thereon or on any overdue principal amount, or reduce the principal amount thereof, or reduce any amount payable upon any redemption thereof, or change the currency of payment of principal of or any interest thereon or on any overdue principal amount, without the consent of the holder of each Junior Subordinated Debenture so affected, (ii) reduce the aforesaid percentage of Junior Subordinated Debentures, the holders of which are required to consent to any such supplemental indenture, (iii) modify certain provisions of the Indenture relating to waiver of compliance with covenants, waiver of defaults or modification of the Indenture, except to increase the percentage of holders required for such waiver or modification, or (iv) modify the provisions of the Indenture with respect to the subordination of outstanding Junior Subordinated Debentures of any series in a manner adverse to the holders thereof without consent of the holders of all outstanding Junior Subordinated Debentures under such Indenture; provided further that, so long as any of the Capital Securities remain outstanding, no such modification may be made that adversely affects the holders of such Capital Securities in any material respect, and no termination of the Indenture may occur, and no waiver of any Event of Default or compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation preference of such Capital Securities unless and until the principal of the underlying Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied.

         In addition, the Company and the Debenture Trustee may execute, without the consent of any holder of Junior Subordinated Debentures, any supplemental indenture for the purpose of creating any new series of Junior Subordinated Debentures.

DEBENTURE EVENTS OF DEFAULT

         A Debenture Event of Default with respect to the Junior Subordinated Debentures is defined in the Indenture as being: (a) default for 30 days in payment of any installment of interest on the Junior Subordinated Debentures (subject to the deferral of any due date in the case of an Extension Period);
(b) default in payment of any principal or premium, if any, on Junior Subordinated Debentures; (c) default by the Company in performance in any material respect of any of the covenants or agreements in the Indenture specifically contained therein for the benefit of the Junior Subordinated Debentures which shall not have been remedied for a period of 60 days after written notice to the Company by the Debenture Trustee or to the Company and the Debenture Trustee by the holders of not less than 25% in principal amount of the Junior Subordinated Debentures outstanding; or (d) certain events of bankruptcy, insolvency or reorganization of the Company or the Bank.

         The Indenture provides that if a Debenture Event of Default under clause (a), (b) or (c) above shall have occurred and be continuing either the Debenture Trustee or the holders of not less than 25% in principal amount of the then outstanding Junior Subordinated Debentures may declare the principal of all the Junior Subordinated Debentures together with any accrued interest, to be due and payable immediately. Should the Debenture Trustee or holders of such Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate liquidation preference of the Capital Securities shall have such right. The Indenture also provides that if a Debenture Event of Default under clause (d) above shall have occurred and be continuing, the Junior Subordinated Debentures shall be declared due and payable. Should the Debenture Trustee or such holders of such Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate liquidation preference of the Capital Securities shall have such right. Upon certain conditions, such declaration (including a declaration caused by a default in the payment of principal or interest, the payment for which has subsequently been provided) may be annulled by the holders of a majority in principal amount of the Junior Subordinated Debentures. Should the holders of the Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate liquidation preference of the Capital Securities shall have such right. In addition, past defaults may be waived by the holders of a majority in principal amount of the Junior Subordinated Debentures, except a default in the payment of principal of or interest on the Junior Subordinated Debentures or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the holder of each Junior Subordinated Debenture so affected. Should the holders of the Junior Subordinated Debentures fail to waive such default, the holders of a majority in aggregate liquidation preference of the Capital Securities shall have such right.

         The Indenture contains a provision entitling the Debenture Trustee, subject to the duty of the Debenture Trustee during default to act with the required standard of care, to be indemnified by the holders of Junior Subordinated Debentures issued under the Indenture before proceeding to exercise any right or power under the Indenture at the request of such holders. The Indenture also provides that the holders of a majority in principal amount of the outstanding Junior Subordinated Debentures issued thereunder may direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or exercising any trust or power conferred on the Debenture Trustee.

         The Indenture contains a covenant that the Company will file annually with the Debenture Trustee a certificate as to the absence of any default or specifying any default that exists.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES

         If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debentures on the date such interest or principal is otherwise payable, a holder of Capital Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of the principal of or interest on such related Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the related Capital Securities of such holder (a "Direct Action"). The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Capital Securities. If the right to bring a Direct Action is removed following the Exchange Offer, the Trust may become subject to reporting obligations under the Securities Exchange Act of 1934, as amended. Notwithstanding any payments made to a holder of Capital Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of or interest on the Junior Subordinated Debentures, and the Company shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Company to such holder in any Direct Action.

         The holders of the Capital Securities would not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the Junior Subordinated Debentures unless there shall have been an Event of Default under the Trust Agreement. See "Description of Capital Securities -- Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

         The Indenture provides that the Company may not merge or consolidate or sell or convey all or substantially all of its assets unless (i) the successor entity (if other than the Company) is a U.S. entity that assumes the Company's obligations under such Indenture and on the Junior Subordinated Debentures issued under such Indenture, and, after giving effect to such transaction, the Company or the successor would not be in default under such Indenture; and (ii) certain other conditions as prescribed in the Indenture are met.

         The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Junior Subordinated Debentures.

SATISFACTION AND DISCHARGE

         The Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year, and the Company deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Indenture will cease to be of further effect (except as to the Company's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Company will be deemed to have satisfied and discharged the Indenture.

SUBORDINATION

         In the Indenture, the Company has covenanted and agreed that the obligations of the Company to make any payment of or on account of the principal of and interest on the Junior Subordinated Debentures will be subordinate and junior in right of payment to the Company's obligations to the holders of Senior Indebtedness of the Company to the extent described in the next two paragraphs. Senior Indebtedness of the Company with respect to the Junior Subordinated Debentures will include the existing and future senior notes, senior subordinated notes and subordinated notes of the Company and means (i) any indebtedness of the Company for borrowed or purchased money, whether or not evidenced by bonds, debentures, notes or other written instruments, (ii) obligations under letters of credit, (iii) any indebtedness or other obligations of the Company with respect to commodity contracts, interest rate and currency swap agreements, cap, floor and collar agreements, currency spot and forward contracts, and other similar agreements or arrangements designed to protect against fluctuations in currency exchange or interest rates, and (iv) any guarantees, endorsements (other than by endorsement of negotiable instruments for collection in the ordinary course of business) or other similar contingent obligations in respect of obligations of others of a type described in (i), (ii) or (iii) above, whether or not such obligation is classified as a liability on a balance sheet prepared in accordance with generally accepted accounting principles, in each case listed in (i), (ii), (iii) and (iv) above, whether outstanding on the date of execution of the Indenture or thereafter incurred, other than obligations "ranking on a parity" with the Junior Subordinated Debentures or "ranking junior" to the Junior Subordinated Debentures (as those terms are defined in the Indenture); provided, however, that the Junior Subordinated Debentures will not be subordinate and junior in right of payment to trade creditors. As of September 30, 1996, there was $4.8 billion of Senior Indebtedness of the Company outstanding. The Indenture does not limit the amount of future increase in Senior Indebtedness of the Company. The Company expects from time to time to issue additional indebtedness constituting Senior Indebtedness. For purposes of this definition, "claim" shall have the meaning assigned thereto in Section 101(4) of the United States Bankruptcy Code of 1978, as amended.

         No payments on account of principal (or premium, if any) or interest, if any, in respect of the Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness, or an event of default with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

         In the case of any insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshalling of assets and liabilities or similar proceedings or any liquidation or winding-up of or relating to the Company as a whole, whether voluntary or involuntary, all obligations of the Company to holders of Senior Indebtedness of the Company shall be entitled to be paid in full before any payment shall be made on account of the principal of or interest on the Junior Subordinated Debentures. In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness of the Company, the holders of the Junior Subordinated Debentures, together with the holders of any obligations of the Company ranking on a parity with the Junior Subordinated Debentures, shall be entitled to be paid from the remaining assets of the Company the amount at the time due and owing on account of unpaid principal of and interest on the Junior Subordinated Debentures before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or any obligations of the Company ranking junior to the Junior Subordinated Debentures. By reason of such subordination, in the event of the insolvency of the Company, holders of Senior Indebtedness of the Company may receive more, ratably, and holders of the Junior Subordinated Debentures having a claim pursuant to the Junior Subordinated Debentures may receive less, ratably, than the other creditors of the Company. Such subordination will not prevent the occurrence of any Event of Default in respect of the Junior Subordinated Debentures.

RESTRICTIONS ON TRANSFER

         The Exchange Debentures will be issued, and may be transferred only, in minimum denominations of not less than $100,000 and multiples of $1,000 in excess thereof. Any transfer, sale or other disposition of Exchange Debentures in a denomination of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Exchange Debentures for any purpose, including but not limited to the receipt of payments on such Exchange Debentures, and such transferee shall be deemed to have no interest whatsoever in such Exchange Debentures.

GOVERNING LAW

         The Indenture and the Exchange Debentures will be governed by and construed in accordance with the laws of the State of New York except that the rights and duties of the Trustee are governed by the laws of the State of the Trustee's principal place of business.


INFORMATION CONCERNING THE DEBENTURE TRUSTEE

         Following the Exchange Offer and the qualification of the Indenture under the Trust Indenture Act, the Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Exchange Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

                            DESCRIPTION OF GUARANTEE

         The Guarantee Agreement was executed and delivered by the Company concurrently with the issuance by the Trust of the Old Capital Securities for the benefit of the holders from time to time of the Old Capital Securities. The Guarantee Agreement also provides a Guarantee as herein described for the Guarantee for the benefit of the holders from time to time of the Exchange Capital Securities. The Guarantee Agreement has been qualified under the Trust Indenture Act. The Chase Manhattan Bank acts as Guarantee Trustee. This summary of certain provisions of the Guarantee Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee Agreement, including the definitions therein of certain terms. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Exchange Capital Securities.

GENERAL

         The Company has irrevocably agreed to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Exchange Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the Exchange Capital Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), are subject to the Guarantee: (i) any accrued and unpaid Distributions required to be paid on Capital Securities, to the extent that the Trust has funds on hand available therefor at such time, (ii) the applicable Redemption Price with respect to Capital Securities called for redemption to the extent that the Trust has funds on hand available therefor at such time, or (iii) upon a voluntary or involuntary termination, dissolution, winding up or liquidation of the Trust, the lesser of (a) the Liquidation Distribution and (b) the amount of assets of the Trust remaining available for distribution to holders of Capital Securities. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the Exchange Capital Securities or by causing the Trust to pay such amounts to such holders.

         The Guarantee is an irrevocable guarantee on a subordinated basis of the Trust's obligations under the Exchange Capital Securities, but will apply only to the extent that the Trust has funds sufficient to make such payments, and is not a guarantee of collection. If the Company does not make interest payments on Junior Subordinated Debentures held by the Trust, the Trust will not be able to pay Distributions on its Capital Securities and will not have funds legally available therefor. In such event, holders of the Capital Securities would not be able to rely on the Guarantee for such payments.

         The Guarantee ranks subordinate and junior in right of payment to all liabilities of the Company, other than any liabilities which expressly by their terms are made pari passu or subordinate to the obligations of the Company under the Guarantee. See "-- Status of the Guarantee." Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent the Company may itself be recognized as a creditor of that subsidiary. Claims on the Company's subsidiaries by creditors other than the Company include long-term debt and substantial obligations in respect of federal funds purchased, securities sold under repurchase agreements and certain other short-term borrowings, as well as deposit liabilities. There are various legal limitations on the extent to which Crestar Bank, which is the Company's principal subsidiary, may extend credit, pay dividends or otherwise supply funds to the Company or its affiliates. Accordingly, the Company's obligations under the Guarantee will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and claimants should look only to the assets of the Company for payments thereunder. See "Crestar Financial Corporation." The Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Indebtedness, whether under the Indenture, any other indenture that the Company may enter into in the future or otherwise.

         The Company has, through the Guarantee, the Guarantee Agreement, the Exchange Trust Agreement, the Exchange Debentures, the Indenture and the Expense Agreement, taken together, fully, irrevocably and unconditionally guaranteed on a subordinated basis all of the Trust's obligations under the Exchange Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Exchange Capital Securities. See "Relationship Among the Exchange Capital Securities, the Exchange Debentures and the Guarantee."

STATUS OF THE GUARANTEE

         The Guarantee constitutes an unsecured obligation of the Company and ranks subordinate and junior in right of payment to all liabilities of the Company, other than any liabilities which expressly by their terms are made pari passu or subordinate to the obligations of the Company under the Guarantee.

         The Guarantee ranks pari passu with all Other Guarantees issued by the Company. The Guarantee constitutes a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee will be held for the benefit of the holders of the Exchange Capital Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution to the holders of the Exchange Capital Securities or the Exchange Debentures. The Guarantee does not place a limitation on the amount of additional Senior Indebtedness that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

AMENDMENTS AND ASSIGNMENT

         Except with respect to any changes which do not materially adversely affect the rights of holders of the Exchange Capital Securities (in which case no vote will be required), the Guarantee Agreement may not be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of such outstanding Exchange Capital Securities. The manner of obtaining any such approval will be as set forth under "Description of Exchange Capital Securities - Voting Rights; Amendment of the Trust Agreement." All guarantees and agreements contained in the Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Exchange Capital Securities then outstanding.

EVENTS OF DEFAULT

         An event of default under the Guarantee Agreement will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of not less than a majority in aggregate Liquidation Amount of the Exchange Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee Agreement.

         To the extent permitted by law, any holder of the Exchange Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

         The Company, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantee Agreement.

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

         The Guarantee Agreement provides that the Company shall not consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, and no entity shall consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless (i) in case the Company consolidates with or merges into another entity or conveys or transfers its properties and assets substantially as an entirety to any entity, the successor entity expressly assumes the Company's obligations on the Guarantee; (ii) immediately after giving effect thereto, no event of default under the Guarantee Agreement, and no event which, after notice or lapse of time or both, would become an event of default under the Guarantee Agreement, shall have happened and be continuing; and (iii) certain other conditions as prescribed in the Guarantee Agreement are met.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

         The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee Agreement and, after default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee Agreement at the request of any holder of the Exchange Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEE

         The Guarantee will terminate and be of no further force and effect upon full payment of the applicable Redemption Price of the Exchange Capital Securities, upon full payment of the amounts payable upon liquidation of the Trust or upon distribution of Exchange Debentures to the holders of the Exchange Capital Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Exchange Capital Securities must restore payment of any sums paid under the Exchange Capital Securities or the Guarantee.

GOVERNING LAW

         The Guarantee will be governed by and construed in accordance with the laws of the State of New York; provided, however that the rights and duties of the Guarantee Trustee shall be construed in accordance with the laws of the State of the Guarantee Trustee's principal place of business.

THE EXPENSE AGREEMENT

         Pursuant to an Expense Agreement entered into by the Company under the Trust Agreement (the "Expense Agreement"), the Company will irrevocably and unconditionally guarantee to each person or entity to whom the Trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the Trust, other than obligations of the Trust to pay to the holders of any Trust Securities or other similar interests in the Trust of the amounts due such holders pursuant to the terms of the Trust Securities or such other similar interests, as the case may be.

              RELATIONSHIP AMONG THE EXCHANGE CAPITAL SECURITIES,
                   THE EXCHANGE DEBENTURES AND THE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

         Payments of Distributions and other amounts due on the Exchange Capital Securities (to the extent the Trust has funds available for the payment of such Distributions) are irrevocably guaranteed by the Company as and to the extent set forth under "Description of Guarantee." Taken together, the Company's obligations under the Exchange Debentures, the Indenture, the Exchange Trust Agreement, the Expense Agreement, the Guarantee Agreement and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the Exchange Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Exchange Capital Securities. If and to the extent that the Company does not make payments on the Exchange Debentures, the Trust will not pay Distributions or other amounts due on the Exchange Capital Securities. The Guarantee does not cover payment of Distributions when the Trust does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of Exchange Capital Securities is to institute a Direct Action. The obligations of the Company under the Guarantee are subordinate and junior in right of payment to all Senior Indebtedness.

SUFFICIENCY OF PAYMENTS

         As long as payments of interest and other payments are made when due on the Exchange Debentures, such payments will be sufficient to cover Distributions and other payments due on the Exchange Capital Securities, primarily because:
(i) the aggregate principal amount or Prepayment Price of the Exchange Debentures will be equal to the sum of the aggregate Liquidation Amount or Redemption Price, as applicable, of the Exchange Capital Securities and Common Securities; (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Trust Securities; (iii) under the Expense Agreement, the Company shall pay for all and any costs, expenses and liabilities of the Trust except the Trust's obligations to holders of Trust Securities under such Trust Securities; and (iv) the Exchange Trust Agreement further provides that the Trust will not engage in any activity that is not consistent with the limited purposes thereof.

ENFORCEMENT RIGHTS OF HOLDERS OF EXCHANGE CAPITAL SECURITIES

         A holder of any Exchange Capital Security may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.

         A default or event of default under any Senior Indebtedness would not constitute a default or Event of Default under the Exchange Trust Agreement. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Indenture provide that no payments may be made in respect of the Exchange Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on Junior Subordinated Debentures would constitute an Event of Default under the Exchange Trust Agreement.

LIMITED PURPOSE OF THE TRUST

         The Exchange Capital Securities evidence a beneficial interest in the Trust, and the Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds of the Trust Securities in Junior Subordinated

Debentures and exchanging the Junior Subordinated Debentures in the Exchange Offer pursuant to the Indenture. A principal difference between the rights of a holder of a Capital Security and a holder of a Junior Subordinated Debenture is that a holder of a Junior Subordinated Debenture is entitled to receive from the Company the principal amount of and interest accrued on Junior Subordinated Debentures held, while a holder of Capital Securities is entitled to receive Distributions from the Trust (or from the Company under the Guarantee) if and to the extent the Trust has funds available for the payment of such Distributions.

RIGHTS UPON TERMINATION

         Upon any voluntary or involuntary termination, winding-up or liquidation of the Trust involving the liquidation of the Junior Subordinated Debentures, after satisfaction of liabilities to creditors as required by applicable law, the holders of the Trust Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of Exchange Capital Securities -- Liquidation of the Trust and Distribution of Exchange Debentures." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the Junior Subordinated Debentures, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior Indebtedness as set forth in the Indenture, but entitled to receive payment in full of principal and interest, before any stockholders of the Company receive payments or distributions. Since the Company is the guarantor under the Guarantee and has agreed under the Expense Agreement to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its Trust Securities), the positions of a holder of Exchange Capital Securities and a holder of Exchange Debentures relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be substantially the same.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of the principal United States federal income tax consequences of the Exchange Offer and the purchase, ownership and disposition of Capital Securities to the beneficial owners of Capital Securities (the "Securityholders"). The statements of law and legal conclusions set forth in this summary regarding the tax consequences are based on the opinion of Hunton & Williams, counsel to the Company and the Trust. This summary does not address all tax consequences that may be applicable to a Securityholder, nor does it address the tax consequences to (i) persons that may be subject to special treatment under United States federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations and dealers in securities or currencies, (ii) persons that will hold Capital Securities as part of a position in a "straddle" or as part of a "hedging," "conversion" or other integrated investment transaction for federal income tax purposes, (iii) except with respect to the discussion under the caption "United States Alien Securityholders," persons whose functional currency is not the United States dollar or (iv) persons that do not hold Capital Securities as capital assets.

         This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, Internal Revenue Service (the "IRS") rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a beneficial owner of Capital Securities. In particular, legislation has been proposed that could adversely affect the Company's ability to deduct interest on the Junior Subordinated Debentures, which may in turn permit the Company to cause a redemption of the Capital Securities. See "-- Possible Tax Law Changes."

         The authorities on which this summary is based (including authorities distinguishing debt from equity) are subject to various interpretations, and it is therefore possible that the federal income tax treatment of the Capital Securities may differ from the treatment described below. No ruling has been received from the IRS regarding the tax consequences of the Capital Securities. Counsel's opinion regarding such tax consequences represents only counsel's best legal judgment based on current authorities and is not binding on the IRS or the courts.

         INVESTORS ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES AS TO THE FEDERAL TAX CONSEQUENCES OF THE EXCHANGE OFFER AND THE PURCHASE, OWNERSHIP AND DISPOSITION OF CAPITAL SECURITIES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

EXCHANGE OF CAPITAL SECURITIES

         The exchange of Old Capital Securities for Exchange Capital Securities will not be a taxable event to Securityholders for United States federal income tax purposes. Accordingly, the Exchange Capital Securities will have the same issue price as the Old Capital Securities, and a Securityholder will have the same adjusted tax basis and holding period for Exchange Capital Securities as the holder had for Old Capital Securities immediately before the exchange.

CLASSIFICATION OF THE TRUST

         Under current law and assuming compliance with the terms of the Trust Agreement, the Trust will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes. As a result, each Securityholder will be treated as owning an undivided beneficial interest in the Junior Subordinated Debentures. Accordingly, each Securityholder will be required to include in its gross income its pro rata share of the interest income, including original issue discount, paid or accrued with respect to the Junior Subordinated Debentures whether or not cash is actually distributed to the Securityholders. See "-- Interest Income and Original Issue Discount." No amount included in income with respect to the Capital Securities will be eligible for the dividends-received deduction.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

         Under Treasury Regulations applicable to debt instruments issued on or after August 13, 1996 (the "Treasury Regulations"), a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with original issue discount ("OID"). The Company believes that the likelihood of its exercising its option to defer payments of interest on the Junior Subordinated Debentures is remote. Based on the foregoing, in the opinion of counsel to the Company, the Junior Subordinated Debentures are not to be considered issued with OID at the time of their original issuance and, accordingly, a Securityholder should include in gross income such Securityholder's allocable share of interest on the Junior Subordinated Debentures (other than an amount of the first interest payment attributable to pre-issuance accrued interest, which a Securityholder may treat as a reduction of the issue price of the Junior Subordinated Debentures rather than as gross income) in accordance with such Securityholder's method of tax accounting.

         Under the Treasury Regulations, if the Company should actually exercise its option to defer any payment of interest, the Junior Subordinated Debentures would at that time be treated as issued with OID, and all stated interest on the Junior Subordinated Debentures would thereafter be treated as OID as long as the Junior Subordinated Debentures remained outstanding. In such event, all of a Securityholder's taxable interest income with respect to the Junior Subordinated Debentures would be accounted for as OID on an economic accrual basis regardless of such Securityholder's method of tax accounting, and actual payments of stated interest would not be reported as taxable income. Consequently, a Securityholder would be required to include in gross income OID even though the Company would not make any cash payments during an Extension Period.

         The Treasury Regulations have not been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a position contrary to the interpretation herein.

MARKET DISCOUNT AND AMORTIZABLE PREMIUM

         A secondary market purchaser of Capital Securities at a discount from the adjusted issue price of the pro rata share of Junior Subordinated Debentures represented by the Capital Securities (that is, the principal amount plus any accrued but unpaid OID) acquires such Capital Securities with "market discount" if the discount is not less than the product of (i) 0.25% of the adjusted issue price multiplied by (ii) the number of complete years to maturity of the Junior Subordinated Debentures after the date of purchase. A purchaser of Capital Securities with market discount generally will be required to treat any gain on the sale, redemption or other disposition of all or part of such Capital Securities as ordinary income to the extent of accrued (but not previously taxable) market discount. Market discount generally will accrue ratably during the period from the date of purchase to the maturity date, unless the Securityholder elects to accrue such market discount on the basis of a constant interest rate. A Securityholder who acquires Capital Securities at a market discount may be required to defer some interest deductions attributable to any indebtedness incurred or continued to purchase or carry the Capital Securities.

         A secondary market purchaser of Capital Securities at a premium over the stated principal amount of the pro rata share of Junior Subordinated Debentures (plus accrued interest) generally may elect to amortize such premium ("Section 171 premium"), under a constant yield method, as an offset to interest income on the Junior Subordinated Debentures. If the Junior Subordinated Debentures are deemed to be issued with OID and are acquired at a premium over the adjusted issue price, the premium will not be Section 171 premium but will be amortized as a reduction in the amount of OID includable in the Securityholder's income.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES TO HOLDERS OF CAPITAL SECURITIES

         A distribution by the Trust of the Junior Subordinated Debentures as described under the caption "Description of Capital Securities - Liquidation of the Trust and Distribution of Junior Subordinated Debentures" is conditioned on receipt by the Company of an opinion of counsel to the effect that such distribution would be a non-taxable event to Securityholders for United States federal income tax purposes. Under current law, such a distribution would be non-taxable and would result in the Securityholder receiving directly his pro rata share of the Junior Subordinated Debentures previously held indirectly through the Trust, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such Securityholder had in its Capital Securities before such distribution. A Securityholder would account for interest, market discount and amortizable premium in respect of Junior Subordinated Debentures received from the Trust as described above under "- Interest Income and Original Issue Discount" and "- Market Discount and Amortizable Premium."

SALES OR REDEMPTION OF CAPITAL SECURITIES

         Upon a sale (including redemption) of Capital Securities, a Securityholder will recognize gain or loss equal to the difference between its adjusted tax basis in the Capital Securities and the amount realized on the sale of such Capital Securities (excluding any amount attributable to any accrued interest with respect to such Securityholder's pro rata share of the Junior Subordinated Debentures not previously included in income, which will be taxable as ordinary income). Provided that the Company does not exercise its option to defer payment of interest on the Junior Subordinated Debentures, and the Capital Securities are not considered to be issued with OID, a Securityholder's adjusted tax basis in the Capital Securities generally will be the Securityholder's purchase price, increased by any market discount included in income and reduced by any amortized Section 171 premium for such Capital Securities. If the Junior Subordinated Debentures are deemed to be issued with OID as a result of the Company's deferral of any interest payment, a Securityholder's tax basis in the Capital Securities generally will be increased by OID previously includable in such Securityholder's gross income to the date of disposition and decreased by distributions or other payments received on the Capital Securities since and including the commencement date of the first

Extension Period. Such gain or loss, except to the extent of any accrued market discount, generally will be a capital gain or loss, and generally will be a long-term capital gain or loss if the Capital Securities have been held for more than one year.

         Should the Company exercise its option to defer any payment of interest on the Junior Subordinated Debentures, the Capital Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. As a result, and because a Securityholder will be required to include in income accrued but unpaid interest on Junior Subordinated Debentures and to add such amount to its adjusted tax basis, such Securityholder may recognize a capital loss on a sale of Capital Securities during an Extension Period. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

         The amount of interest paid and any OID accrued on the Junior Subordinated Debentures to Securityholders (other than corporations and other exempt Securityholders) will be reported to the IRS. It is expected that such income will be reported to Securityholders on Form 1099 and mailed to Securityholders by January 31 following each calendar year. "Backup" withholding at a rate of 31% will apply to payments of interest and payments of disposition (including redemption) proceeds to a non-exempt Securityholder unless the Securityholder furnishes to the payor its taxpayer identification number, certifies that such number is correct, and meets certain other conditions. Any amounts withheld from a Securityholder under the backup withholding rules will be allowable as a refund or a credit against such Securityholder's United States federal income tax liability.

UNITED STATES ALIEN SECURITYHOLDERS

         For purposes of this discussion, a United States Alien Securityholder is any corporation, individual, partnership, estate or trust that for United States federal income tax purposes is a foreign corporation, a non-resident alien individual, a foreign partnership or a non-resident fiduciary of a foreign estate or trust. This discussion assumes that income with respect to the Capital Securities is not effectively connected with a trade or business in the United States in which the United States Alien Securityholder is engaged.

         Under current United States federal income tax law:

         (i) payments by the Trust or any of its paying agents to any holder of Capital Securities that is a United States Alien Securityholder generally will not be subject to withholding or other United States federal income tax, provided that, in the case of payments with respect to interest (including OID), (a) the beneficial owner of the Capital Securities does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (b) the beneficial owner of the Capital Securities is not a controlled foreign corporation that is related to the Company through stock ownership, and (c) either (A) the beneficial owner of the Capital Securities certifies to the Trust or its agent, under penalties of perjury, that it is a United States Alien Securityholder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary courses of its trade or business (a "Financial Institution") and holds the Capital Securities in such capacity certifies to the Trust or its agent under penalties of perjury that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof; and

         (ii) a United States Alien Securityholder of Capital Securities generally will not be subject to withholding or other United States federal income tax on any gain realized upon the sale or other disposition of Capital Securities.

POSSIBLE TAX LAW CHANGES

         The Clinton administration has proposed legislation (the "Proposal") that would, among other things, deny interest deductions for interest on an instrument issued by a corporation that has a maximum term of more than 15 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, if the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. If such a provision were to apply to the Junior Subordinated Debentures, the Company would be unable to deduct interest on the Junior Subordinated Debentures. However, the above-described provision of the Proposal is proposed generally to be effective only for instruments issued on or after the date of first Congressional committee action, and under current law, the Company is able to deduct interest on the Junior Subordinated Debentures. There can be no assurance that future action on the Proposal or future legislative proposals, future regulations or official administrative pronouncements, or future judicial decisions will not affect the ability of the Company to deduct interest on the Junior Subordinated Debentures. Such a change could give rise to a Tax Event, which may permit the Company, upon approval of the Federal Reserve if then required under applicable guidelines or policies of the Federal Reserve, to cause a redemption of the Capital Securities before, as well as after, December 15, 2006. See "Description of Capital Securities -- Redemption" and "Description of Capital Securities - Liquidation of the Trust and Distribution of Junior Subordinated Debentures."


                              ERISA CONSIDERATIONS

GENERAL

         A fiduciary of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") should consider fiduciary standards under ERISA in the context of the particular circumstances of such plan before authorizing an investment in the Exchange Capital Securities. Such fiduciary should consider whether the investment satisfies ERISA's diversification and prudence requirements, whether the investment constitutes unauthorized delegation of fiduciary authority and whether the investment is in accordance with the documents and instruments governing the plan. In addition, ERISA and the Code prohibit a wide range of transactions ("Prohibited Transactions") involving the assets of a plan subject to ERISA or the assets of an individual retirement account or plan subject to
Section 4975 of the Code (hereinafter an "ERISA Plan") and persons who have certain specified relationships to the ERISA Plan ("parties in interest," within the meaning of ERISA, and "disqualified persons," within the meaning of the
Code). Such transactions may require "correction" and may cause the ERISA Plan fiduciary to incur certain liabilities and the parties in interest or disqualified persons to be subject to excise taxes.

         The acquisition of any Exchange Capital Security by any person who is using for such acquisition the assets of an ERISA Plan shall constitute a representation by such person to the Company that (i) if the Company or a subsidiary or affiliate of the Company is a "party in interest" or a "disqualified person" with respect to such ERISA Plan, then such security is being acquired pursuant to an exemption from the Prohibited Transaction rules under ERISA and the Code, and (ii) neither the Company nor a subsidiary or affiliate of the Company is a "fiduciary," within the meaning of Section 3(21) of ERISA and the regulations thereunder, with respect to such person's interest in the Exchange Capital Securities or the Exchange Debentures.

         Governmental plans and certain church plans (each as defined under ERISA) are not subject to the Prohibited Transaction rules. Such plans may, however, be subject to federal, state or local laws or regulations which may affect their investment in the Exchange Capital Securities. Any fiduciary of such a governmental or church plan considering an investment in the Exchange Capital Securities should determine the need for, and the availability, if necessary, of any exemptive relief under such laws or regulations.

         The discussion herein of ERISA is general in nature and is not intended to be all inclusive. Any fiduciary of an ERISA Plan, governmental plan or church plan considering an investment in the Exchange Capital Securities should consult with its legal advisors regarding the consequences of such investment.

PROHIBITED TRANSACTIONS

         The Company (or a subsidiary or affiliate of the Company) may be a party in interest or a disqualified person with respect to an ERISA Plan investing in the Exchange Capital Securities, and, therefore, such investments by an ERISA Plan may give rise to a Prohibited Transaction. Consequently, before investing in the Exchange Capital Securities, any person who is, or who in acquiring such securities is using the assets of, an ERISA Plan should determine that either a statutory or an administrative exemption from the Prohibited Transaction rules discussed below or otherwise available is applicable to such person's investment in the Exchange Capital Securities, or that its investment in such securities will not result in a Prohibited Transaction.

         Certain statutory or administrative exemptions from the Prohibited Transaction rules under ERISA and the Code may be available to an ERISA Plan which is investing in the Exchange Capital Securities. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by qualified professional asset managers; PTCE 96-23, regarding transactions effected by in-house asset managers; or PTCE 95-60, regarding investments by insurance company general accounts.

TRUST ASSETS AS "PLAN ASSETS"

         The Department of Labor has issued final regulations (the "Labor Regulations") as to what constitutes assets of an employee benefit plan ("plan asset") under ERISA. The Labor Regulations provide that, as a general rule, when an ERISA Plan acquires an equity interest in an entity and such interest does not represent a "publicly offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the ERISA Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that the entity is an operating company or that equity participation in the entity by "benefit plan investors" is not "significant." For purposes of the Labor Regulations, the Trust will not be an investment company nor an operating company and the Capital Securities will not constitute a "publicly offered security." As discussed below, the Exchange Capital Securities may qualify as "publicly offered securities" for purposes of the Labor Regulations, but such result cannot be assured.

         Under the Labor Regulations, equity participation by benefit plan investors will not be considered "significant" on any date only if, immediately after the most recent acquisition of Capital Securities, the aggregate interest in the Capital Securities held by benefit plan investors will be less than 25% of the value of the Capital Securities. Although it is possible that the equity participation by benefit plan investors on any date will not be "significant" for purposes of the Labor Regulations, such result cannot be assured. Consequently, if ERISA Plans or investors using plan assets of ERISA plans purchase the Capital Securities, the Trust's assets could be deemed to be "plan assets" of such ERISA Plans for purposes of the fiduciary responsibility provisions of ERISA and the Code. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of an ERISA Plan is considered to be a fiduciary of such ERISA Plan. For example, the Property Trustee could therefore become a fiduciary of the ERISA Plans that invest in the Capital Securities and be subject to the general fiduciary requirements of ERISA in exercising its authority with respect to the management of the assets of the Trust. However, the Property Trustee will have only limited discretionary authority with respect to the Trust's assets and the remaining functions and responsibilities performed by the Property Trustee will be for the most part custodial and ministerial in nature. Inasmuch as the Property Trustee or another person with authority or control respecting the management or disposition of the Trust assets may become a fiduciary with respect to the ERISA Plans that will purchase the Capital Securities, there may be an improper delegation by such ERISA Plans of the responsibility to manage plan assets.

         The Exchange Capital Securities are being distributed pursuant to an effective registration statement under the Securities Act and subsequently will be registered under the Exchange Act. The Exchange Capital Securities may qualify as "publicly offered securities" under the Labor Regulations if, in addition to such distribution and registration, at the time of the Exchange Offer they are also "widely held" and "freely transferable". Under the Labor Regulations, a class of securities is "widely held" only if it is a class of securities that is owned by 100 or more investors independent of the issuer and of one another. Although it is possible that the Exchange Capital Securities will be "widely held," such result cannot be assured. Whether a security is "freely transferable" for purposes of the Labor Regulations is a factual question to be determined on the basis of all relevant facts and circumstances. If at the time of the Exchange Offer the Exchange Capital Securities qualify as "publicly offered securities," the assets of the Trust should not be "plan assets" as of such time. If the Exchange Capital Securities do not qualify as "publicly offered securities," the "plan asset" considerations discussed in the immediately preceding paragraph in connection with the Capital Securities could also be applicable in connection with the investment by ERISA Plans in the Exchange Capital Securities.

                              PLAN OF DISTRIBUTION

         Each broker-dealer that receives Exchange Capital Securities for its own account in connection with the Exchange Officer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by Participating Broker-Dealers during the period referred to below in connection with resales of Exchange Capital Securities received in exchange for Old Capital Securities if such Old Capital Securities were acquired by such Participating Broker-Dealers for their own accounts as a result of market-making activities or other trading activities. The Company and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Capital Securities for a period ending 90 days after the Expiration Date (subject to extension under certain limited circumstances described herein) or, if earlier, when all such Exchange Capital Securities have been disposed of by such Participating Broker-Dealer. However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of Exchange Capital Securities received in exchange for Old Capital Securities pursuant to the Exchange Offer must notify the Company or the Trust, or cause the Company or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "The Exchange Offer -- Exchange Agent." See "The Exchange Offer -- Resales of Exchange Capital Securities."

         Neither the Company nor the Trust will receive any cash proceeds from the issuance of the Exchange Capital Securities offered hereby. Exchange Capital Securities received by broker-dealers for their own accounts in connection with the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Capital Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commission or concessions from any such broker-dealer and/or the purchasers of any such Exchange Capital Securities.

         Any broker-dealer that resells Exchange Capital Securities that were received by it for its own account in connection with the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Capital Securities may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of Exchange Capital Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                           VALIDITY OF NEW SECURITIES

         The validity of the Guarantee and the Exchange Debentures will be passed upon for the Company by Hunton & Williams, Richmond, Virginia. Certain matters relating to United States federal income tax considerations will be passed upon for the Company by Hunton & Williams, Richmond, Virginia. Certain matters of Delaware law relating to the validity of the Exchange Capital Securities will be passed upon on behalf of the Trust by Richards, Layton & Finger, P.A., special Delaware counsel to the Trust.

                                    EXPERTS

         The consolidated financial statements of the Company appearing in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, incorporated by reference herein, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. Our report refers to our reliance on another auditors' report with respect to amounts related to Citizens Bancorp included in the aforementioned consolidated financial statements.

         The consolidated financial statements of Citizens Bancorp which have been consolidated with those of the Company in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, have been audited by Deloitte & Touche LLP as stated in their report. The incorporation by reference herein of the Company's Annual Report on Form 10-K for the year ended December 31, 1996, has been so incorporated in reliance upon the report of Deloitte & Touche LLP, independent auditors, given upon their authority as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Registrant's Articles of Incorporation implement the provisions of the Virginia State Corporation Act ("VSCA"), which provide for the indemnification of Registrant's directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act of 1933. Under Sections 13.1-697 and 13.1-702 of the VSCA, a Virginia corporation generally is authorized to indemnify its directors and officers in civil and criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. Registrant's Articles of Incorporation require indemnification of directors and officers with respect to certain liabilities, expenses and other amounts imposed upon them by reason of having been a director or officer, except in the case of willful misconduct or a knowing violation of criminal law. Registrant also carries insurance on behalf of directors, officers, employees or agents that may cover liabilities under the Securities Act of 1933. In addition, the VSCA and Registrant's Articles of incorporation eliminate the liability of a director or officer in a stockholder or derivative proceeding. This elimination of liability will not apply in the event of willful misconduct or a knowing violation of the criminal law or any federal or state securities law. Sections 13.1-692.1 and 13.1-696 to -704 of the VSCA are incorporated herein by reference.



ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit

4.1 Indenture of Crestar Financial Corporation, with The Chase Manhattan Bank, as Trustee, relating to the Junior Subordinated Debentures

4.2 First Supplemental Indenture of Crestar Financial Corporation, with The Chase Manhattan Bank, as Trustee, relating to the Junior Subordinated Debentures

4.3 Form of Certificate of Junior Subordinated Debenture (included as Exhibit A to Exhibit 4.2)


4.4           Certificate of Trust of Crestar Capital Trust I

4.5           Amended and Restated Trust Agreement for Crestar Capital Trust I

4.6 Form of Exchange Capital Security Certificate for Crestar Capital Trust I (included as Exhibit A-1 to Exhibit 4.5)

4.7 Form of Guarantee of Crestar Financial Corporation relating to the Capital Securities

4.8           Registration Rights Agreement for Capital Securities

4.9           Registration Rights Agreement for Junior Subordinated Debentures

4.10          Registration Rights Agreement for Guarantee

5.1 Opinion and consent of Hunton & Williams to Crestar Financial Corporation as to legality of the Exchange Debentures and the Guarantee to be issued by Crestar Financial Corporation

5.2 Opinion of Richards, Layton & Finger, P.A., special Delaware counsel, as to legality of the Exchange Capital Securities to be issued by Crestar Capital Trust I

8 Opinion of Hunton & Williams as to certain federal income tax matters

12            Computation of ratio of earnings to fixed charges

23.1          Consent of KPMG Peat Marwick LLP

23.2          Consent of Deloitte & Touche LLP

23.3          Consent of Hunton & Williams (included in Exhibit 5.1)

23.4          Consent of Richards, Layton & Finger, P.A. (including in Exhibit
              5.2)

24 Power of Attorney of certain officers and directors of Crestar Financial Corporation (included on Signature Page)

25.1 Form T-1 Statement of Eligibility of The Chase Manhattan Bank to act as trustee as to the Capital Securities

25.2 Form T-1 Statement of Eligibility of The Chase Manhattan Bank to act as trustee as to the Junior Subordinated Debentures

25.3 Form T-1 Statement of Eligibility of The Chase Manhattan Bank to act as trustee as to the Guarantee for the benefit of the holders of Exchange Capital Securities of Crestar Capital Trust I

99.1          Form Letter of Transmittal

99.2          Form of Notice of Guaranteed Delivery

99.3          Form of Exchange Agent Agreement


ITEM 22.  UNDERTAKINGS

         (a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against the public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment of the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (c)  The undersigned Registrant hereby undertakes that:

              (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

              (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                            SIGNATURE OF REGISTRANT

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on May 15, 1997.

                                              CRESTAR FINANCIAL CORPORATION
                                              (Registrant)



                                              By: /s/ Richard G. Tilghman
                                                      -------------------
                                                      Richard G. Tilghman
                                                      Chairman of the Board and
                                                      Chief Executive Officer

                        SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 15, 1997. Each of the directors and/or officers of Crestar Financial Corporation whose signature appears below hereby appoints John
C. Clark, III, Linda F. Rigsby and Lathan M. Ewers, Jr., and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below and to file with the Commission, any and all amendments, including post-effective amendments to this registration statement, making such changes in the registration statement as appropriate, and generally to do all such things in their behalf in their capacities as officers and directors to enable Crestar Financial Corporation to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

     SIGNATURE                                    TITLE
     ---------                                    -----


/s/ Richard G. Tilghman                    Chairman of the Board and
-----------------------                    Chief Executive Officer and Director
Richard G. Tilghman                        (Principal Executive Officer)



/s/ James M. Wells                         President and Chief Operating Officer
------------------                         and Director
James M. Wells III



/s/ Richard F. Katchuk                     Corporate Executive Vice President
----------------------                     and Chief Financial Officer
Richard F. Katchuk                         (Principal Financial Officer)



/s/ James D. Barr                          Group Executive Vice President,
-----------------                          Controller and Treasurer
James D. Barr                              (Principal Accounting Officer)

/s/ J. Carter Fox                          Director
-----------------
J. Carter Fox



/s/ Bonnie Guiton Hill                     Director
----------------------
Bonnie Guiton Hill



/s/ Charles R. Longsworth                  Director
-------------------------
Charles R. Longsworth



/s/ Patrick J. Maher                       Director
--------------------
Patrick J. Maher



/s/ Frank E. McCarthy                      Director
---------------------
Frank E. McCarthy



/s/ Paul D. Miller                         Director
------------------
Paul D. Miller



/s/ G. Gilmer Minor, III                   Director
------------------------
G. Gilmer Minor, III



/s/ Gordon F. Rainey, Jr.                  Director
-------------------------
Gordon F. Rainey, Jr.



/s/ Frank S. Royal                         Director
-------------------
Frank S. Royal, M.D.


                                           Director
--------------------
Alfred H. Smith, Jr.

/s/ Jeffrey R. Springer                    Director
-----------------------
Jeffrey R. Springer



/s/ Eugene P. Trani                        Director
-------------------
Eugene P. Trani



/s/ L. Dudley Walker                       Director
--------------------
L. Dudley Walker



/s/ Robert C. Wilburn                      Director
---------------------
Robert C. Wilburn



/s/ Karen Hastie Williams                  Director
-------------------------
Karen Hastie Williams

                        SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, Crestar Capital Trust I certifies that it has reasonable grounds to believe that it meets all the requirements for filing this Form 4 registration statement and has duly caused this registration statement to be signed by the following persons thereunto duly authorized in the City of Richmond, Commonwealth of Virginia, in the capacities indicated on May 15, 1997. Each of the administrators of Crestar Capital Trust I whose signature appears below hereby appoints John C. Clark, III, Linda F. Rigsby and Lathan M. Ewers, Jr., and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below and to file with the Commission, any and all amendments, including post-effective amendments to this registration statement, making such changes in the registration statement as appropriate, and generally to do all such things in their behalf in their capacities as administrators to enable Crestar Capital Trust I to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.


                                              CRESTAR CAPITAL TRUST I



                                              By: /s/ Eugene S. Putnam, Jr.
                                                  ---------------------
                                                      Eugene S. Putnam, Jr.
                                                     as Administrator



                                              By: /s/ Eileen G. Sadowski
                                                  ----------------------
                                                      Eileen G. Sadowski
                                                      as Administrator



                                              By: /s/ Mark Smith
                                                  --------------
                                                      Mark Smith
                                                      as Administrator

                                 EXHIBIT INDEX

Exhibit                               Description                                                        Page
-------                               -----------                                                        ----
4.1           Indenture of Crestar Financial Corporation, with The Chase
              Manhattan Bank, as Trustee, relating to the Junior Subordinated
              Debentures

4.2 First Supplemental Indenture of Crestar Financial Corporation, with The Chase Manhattan Bank, as Trustee, relating to the Junior
              Subordinated Debentures

4.3           Form of Certificate of Junior Subordinated Debenture (included as
              Exhibit A to Exhibit 4.2)

4.4           Certificate of Trust of Crestar Capital Trust I

4.5           Amended and Restated Trust Agreement for Crestar Capital Trust I

4.6           Form of Exchange Capital Security Certificate for Crestar Capital
              Trust I (included as Exhibit A-1 to Exhibit 4.5)

4.7           Form of Guarantee of Crestar Financial Corporation relating to the
              Capital Securities

4.8           Registration Rights Agreement for Capital Securities

4.9           Registration Rights Agreement for Junior Subordinated Debentures

4.10          Registration Rights Agreement for Guarantee

5.1           Opinion and consent of Hunton & Williams to Crestar Financial
              Corporation as to legality of the Exchange Debentures and the Guarantee to be issued by Crestar Financial Corporation

5.2 Opinion of Richards, Layton & Finger, P.A., special Delaware counsel, as to legality of the Exchange Capital Securities to be issued by Crestar Capital Trust I

8 Opinion of Hunton & Williams as to certain federal income tax matters

12            Computation of ratio of earnings to fixed charges

23.1          Consent of KPMG Peat Marwick LLP

23.2          Consent of Deloitte & Touche LLP

23.3          Consent of Hunton & Williams (included in Exhibit 5.1)

23.4          Consent of Richards, Layton & Finger, P.A. (including in Exhibit
              5.2)

24            Power of Attorney of certain officers and directors of Crestar
              Financial Corporation (included on Signature Page)

25.1 Form T-1 Statement of Eligibility of The Chase Manhattan Bank to act as trustee as to the Capital Securities

25.2 Form T-1 Statement of Eligibility of The Chase Manhattan Bank to act as trustee as to the Junior Subordinated Debentures

25.3 Form T-1 Statement of Eligibility of The Chase Manhattan Bank to act as trustee as to the Guarantee for the benefit of the holders of Exchange Capital Securities of Crestar Capital Trust I

99.1          Form Letter of Transmittal

99.2          Form of Notice of Guaranteed Delivery

99.3          Form of Exchange Agent Agreement
